UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report:   June 6, 1997


                               TYREX OIL COMPANY
                               ------------------
             (Exact name of registrant as specified in its charter)


       Wyoming                     09358                        83-0245581
----------------------        --------------------          -----------------
(State of                     (Commission                   I.R.S. Employer
Organization)                 File Number)                  Identification No.)


                             777 No. Overland Trail
                        Suite 101, Post Office Box 2459
                                  Casper, Wyoming
                                  ----------------
                    (Address of principal executive offices
                    including Zip Code)


Registrant's telephone number, including area code:  (307) 234-4260

Item 2.  Acquisition of Assets
------------------------------

     On May 28, 1997, the Registrant entered into an Agreement and Plan of Reorganization and Transition Agreement whereby it acquired Kimbrough Computer Sales, Inc. d/b/a 3Si Incorporated ("3Si") in a triangular merger. A transitory corporation formed for the purpose and wholly owned by the Registrant was merged with and into 3Si and 3Si was the surviving corporation which is now a wholly owned subsidiary of the Registrant.

     The Registrant issued 28,333,333 shares of its common stock to three individuals who were not affiliated with the Registrant prior to the transaction. The three individuals, the former owners of 3Si, were Frank Backes, Frederick Slack and Felipe Larry Valdez. Messrs. Backes, Slack and Valdez were elected to the Board of Directors of the Registrant and now comprise three of its eight members.

     3Si is engaged in computer and Internet sales and service, primarily as a systems integrator, focusing on Internet security services. The Company distributes and resells computer hardware and software and also provides maintenance service on computers, as well as consulting and training.

     The consideration issued in connection with the transaction was established through negotiation between the Registrant and the 3Si shareholders. Moreover, the Registrant received a fairness opinion as to the financial terms of the transaction from an independent private investment consulting firm.

     As previously reported, the Registrant has contracted to sell its oil and gas assets for approximately $1,800,000 subject to adjustment for revenues and expenses since the effective date of January 1, 1997. The Board of Directors resolved on May 20, 1997 to instruct its officers to initiate steps to enable the Registrant to conduct a self tender offer for a portion of its outstanding shares (exclusive of those issued in the acquisition). It is presently anticipated that offer will be for approximately 6,000,000 shares of the Registrant's common stock at approximately $0.30 per share to shareholders of record on May 20, 1997. The proposed offer may be withdrawn, modified or ultimately not made, in the Board of Director's sole discretion. However, it is presently anticipated that the Registrant will file requisite information with the Securities and Exchange Commission under Section 13(e)(4) adopted under the Securities Exchange Act of 1934 within the next 60 days.

Item 7.  Financial Statements and Exhibits.
------------------------------------------

      (a)(b)   Financial Statements of Businesses Acquired Included Herewith:

               Independent Auditors' Report
               Balance Sheets
                 At December 31, 1996 and 1995
               Statements of Income
                 Years Ended December 31, 1996, 1995 and 1994
               Statements of Changes in Retained Earnings
                 Years Ended December 31, 1996, 1995 and 1994
               Statements of Cash Flows
                 Years Ended December 31, 1996, 1995 and 1994
               Notes to Financial Statements

               Pro Forma Financial Statements and pro forma financial information will be filed within 60 days from the date hereof.

     (c)       Exhibits:
                  No.
               ----------

               97.10.1   Agreement and Plan of Reorganization
               97.10.2   Transition Agreement
               97.10.3   Consent of John M. Hanson & Company

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned duly authorized.

                                   TYREX OIL COMPANY



                                   By: /s/ Tom N. Richardson
                                      ----------------------
                                         Tom N. Richardson, President


Date:  June 6, 1997

                                    ITEM 7.
                              FINANCIAL STATEMENTS

                                      AND

                          INDEPENDENT AUDITORS' REPORT

                         KIMBROUGH COMPUTER SALES, INC.

                                     D/B/A
                  3SI - Solution, System & Service Integration

                               December 31, 1996

                                    CONTENTS
                                    --------


                                                                        PAGE
                                                                        ----

INDEPENDENT AUDITORS' REPORT                                              3

FINANCIAL STATEMENTS

  BALANCE SHEETS                                                         4-5

  STATEMENTS OF OPERATIONS                                                6

  STATEMENTS OF CHANGES IN RETAINED EARNINGS                              7

  STATEMENTS OF CASH FLOWS                                                8

NOTES TO FINANCIAL STATEMENTS                                            9-11

                         JOHN M. HANSON & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS










Board of Directors
Kimbrough Computer Sales, Inc.
d/b/a 3SI
Solution, System & Service Integration

                          Independent Auditors' Report
                          ----------------------------

      We have audited the accompanying balance sheets of 3SI as of December 31, 1996 and 1995, and the statements of operations, changes in retained earnings, and cash flows for the years ended December 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 3SI as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.

                                         /S/      John M. Hanson & Company, P.C.
Denver, Colorado

April 11, 1997, except for Note C as to which the date is April 30, 1997

                                      3SI
                     Solution, System & Service Integration
                          Balance Sheets (Page 1 of 2)
                           December 31, 1996 and 1995

                                     ASSETS
                                                           December 31,
                                                      1996            1995
                                                      ----            ----
CURRENT ASSETS (NOTE C)
  Cash and cash equivalents (Note A)             $    47,166    $   238,138
  Accounts receivable - trade (Note B)             4,537,908      4,111,696
  Inventory at the lower of cost
    (weighted average method) or market              286,210        425,191
  Other current assets                                91,053         80,231
                                                   ---------      ---------

      Total current assets                         4,962,337      4,855,256


PROPERTY AND EQUIPMENT - AT COST (NOTE C)
  Computer systems                                   323,437        372,362
  Furniture and fixtures (Note D)                    165,882        202,096
  Equipment                                            2,352        161,029
  Leasehold improvements                              63,063         23,770
                                                   ---------      ---------

      Total property and equipment                   554,734        759,257

      Less accumulated depreciation and
        amortization (Note A)                       (187,885)      (427,110)
                                                    ---------      --------

      Net property and equipment                     366,849        332,147


OTHER ASSETS
  Deposits                                            20,400         34,320
                                                    --------       --------

Total assets                                      $5,349,586     $5,221,723
                                                    ========       ========


        The accompanying notes are an integral part of these statements

                                      3SI
                     Solution, System & Service Integration
                          Balance Sheets (Page 2 of 2)
                           December 31, 1996 and 1995

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                           December 31,
                                                      1996            1995
                                                      ----            ----

CURRENT LIABILITIES
  Revolving line of credit (Note C)               $1,175,000     $1,350,000
  Current portion of capital lease (Note D)           21,729         19,319
  Accounts payable - trade                         3,684,793      2,961,766
  Customer deposits                                  103,863        119,913
  Accrued liabilities                                145,175        237,336
                                                   ---------      ---------

      Total current liabilities                    5,130,560      4,688,334


LONG-TERM DEBT (NOTE D)                               76,060         99,496

COMMITMENTS (NOTE D)                                       -              -

STOCKHOLDERS' EQUITY
  Common stock - authorized 50,000
    shares of no par value; issued and
    outstanding 300 shares                            30,000         30,000
  Retained earnings (Note D)                         112,966        403,893
                                                   ---------      ---------

    Total stockholders' equity                       142,966        433,893
                                                   ---------      ---------

Total liabilities and stockholders' equity        $5,349,586     $5,221,723
                                                   =========      =========

        The accompanying notes are an integral part of these statements

                                      3SI
                     Solution, System & Service Integration
                            Statements of Operations
                  Year Ended December 31, 1996, 1995 and 1994


                                          1996          1995           1994
                                          ----          ----           ----

Net sales                             $19,007,245    $21,774,221   $17,503,876

Cost of goods sold                     13,844,356     17,670,049    14,483,346
Royalty expense                           286,106        326,727       261,502
                                       ----------     ----------    ----------

  Total cost of goods sold             14,130,462     17,996,776    14,744,848
                                       ----------     ----------    ----------

    Gross profit                        4,876,783      3,777,445     2,759,028

Selling and administrative expenses     4,873,193      3,886,922     2,409,706
                                       ----------     ----------    ----------

    Earnings (loss) from operations         3,590       (109,477)      349,322


Other income (expense)
  Interest income                          16,584          3,686         3,012
  Miscellaneous income                      2,616         18,942        24,969
  Interest expense                       (170,413)       (91,128)      (10,457)
  Offering costs                          (45,071)             -             -
  Loss on disposition of assets            (2,621)              -             -
                                        ----------    ----------    ----------

    Total other income (expense)         (198,505)       (68,500)       17,524
                                        ---------     ----------    ----------

    Net (loss) earnings               $  (195,315)   $  (177,977)   $  366,846
                                        =========     ==========      ========



        The accompanying notes are an integral part of these statements

                                      3SI
                     Solution, System & Service Integration
                   Statements of Changes in Retained Earnings
                  Year Ended December 31, 1996, 1995, and 1994


                                               1996        1995        1994
                                               ----        ----        ----

Balance, beginning of year                 $ 403,893   $ 796,425   $ 566,904

Net (loss) earnings                         (195,315)   (177,977)    366,846

Dividends declared (Note D)                  (95,612)   (214,555)   (137,325)
                                             -------     -------     -------

Balance, end of year                       $ 112,966   $ 403,893   $ 796,425
                                             =======     =======     =======














        The accompanying notes are an integral part of these statements

                                      3SI
                     Solution, System & Service Integration
                            Statements of Cash Flows
                  Year Ended December 31, 1996, 1995 and 1994

                                              1996         1995          1994
                                              ----         ----          ----
Reconciliation of net (loss) earnings
  to net cash provided by (used for)
  operating activities:
  Net (loss) earnings                     $(195,315)   $ (177,977)   $ 366,846
  Reconciling adjustments:
    Depreciation and amortization            91,765        50,931       42,547
    Loss on disposition of assets             2,621             -            -
    Changes in operating assets and
     liabilities:
      Accounts receivable                  (426,212)   (1,336,096)    (684,051)
      Inventory                             138,981      (238,367)     320,250
      Other assets                          (50,389)      (19,128)      (7,300)
      Accounts payable                      723,027     1,218,541     (581,424)
      Other liabilities                    (108,211)      103,188       90,932
                                           --------    ----------   ----------

       Total adjustments                    371,582      (220,931)    (819,046)
                                           --------    ----------    ---------
      Net cash provided by (used for)
        operating activities                176,267      (398,908)    (452,200)

Investing activities:
  Deposits on equipment purchases                 -         3,250       (3,250)
  Purchases of equipment                   (129,088)     (173,415)     (89,652)
                                           --------      --------    ---------

    Net cash used for investing
     activities                            (129,088)     (170,165)     (92,902)

Financing activities:
  Payments on long-term debt                (21,026)       (1,517)           -
  Revolving line of credit, net            (175,000)    1,050,000      300,000
  Advances to owners                         53,487       (80,231)           -
  Dividends paid                            (95,612)     (214,555)    (137,325)
                                           --------      --------    ---------

    Net cash (used for) provided by
      financing activities                 (238,151)      753,697      162,675

Net change in cash and cash
 equivalents                               (190,972)      184,624     (382,427)
Cash and cash equivalents at
 beginning of year                          238,138        53,514      435,941
                                           --------      --------    ---------

Cash and cash equivalents at end
 of year                                 $   47,166     $ 238,138  $    53,514
                                           ========       =======    =========

See Note D for capital lease
 disclosures.
Interest paid                             $ 176,774    $   81,531   $    9,270
                                           ========      ========     ========


        The accompanying notes are an integral part of these statements

                                      3SI
                     Solution, System & Service Integration
                         Notes to Financial Statements


Note A - Summary of Significant Accounting Policies

Organization
The Company was incorporated in Colorado in 1979 and is primarily engaged as a systems integrator, focusing on internet security services. The Company distributes and resells computer hardware and software, and also provides maintenance service on computers, as well as consulting and training.

The principal markets for its services are large corporations located in metro Denver and Colorado Springs, Colorado. The corporate offices are located in Englewood, Colorado. The Company also maintains offices in Albuquerque, New Mexico; Raleigh, North Carolina; and Colorado Springs, Colorado. The Company obtains substantial hardware from two vendors, but this hardware can be readily obtained from other sources.

In April 1996, 3SI entered into an sub-contract agreement to provide information systems support to the U.S. Postal Service. Revenues for the nine months that the Company operated under the agreement in 1996 were approximately $1.8 million. The Company estimates continuing revenue from the subcontract agreement to be approximately $3 million per year for the next four years ending March 31, 2001, (which includes anticipated renewals).

Use of Estimates
The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Depreciation and Amortization
Depreciation and amortization have been provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives using straight-line and accelerated methods. Equipment acquired under capital leases is amortized on a straight-line basis over the lease period.

Income Taxes
The Company has elected S Corporation status. All earnings are passed through to the stockholders and taxed on their individual income tax returns.

Cash and Cash Equivalents
For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.
Financial Instruments
The carrying amounts reported in the balance sheets for all financial instruments approximates fair value.

                                      3SI
                     Solution, System & Service Integration
                         Notes to Financial Statements



Note B - Accounts Receivable

                                                      1996            1995
                                                      ----            ----

Trade receivables                                 $4,552,908      $4,159,696
Allowance for doubtful accounts                      (15,000)        (48,000)
                                                 -----------     -----------

Net                                               $4,537,908      $4,111,696
                                                   =========       =========

Due to the nature of the business, significant accounts receivables are owed by a small number of customers. Generally, the Company does not require collateral or other security to support customer receivables.
Note C - Revolving Line of Credit

Bank revolving line of credit with interest at 2.5% over prime up to $1,175,000 (subject to certain collateral limitations) which expired April 7, 1997. Subsequent to its expiration, the Company converted the revolving line of credit to a note with the bank requiring monthly payments of $80,000 plus interest at 2.5% over prime through September 2, 1997. The Company anticipates refinancing this new note prior to its maturity. The bank facility is collateralized by substantially all assets of the Company and personal guarantees of three of its officers, and contains restrictions relating to incurring additional debt and maintaining certain financial ratios. The balance of the note at December 31, 1996 and 1995 is $1,175,000 and $1,350,000, respectively.


Note D - Commitments

Leases

The Company currently has operating leases for office space in Englewood and Colorado Springs, Colorado and Albuquerque, New Mexico. The Company leased office space in Wheat Ridge, Colorado from former stockholders under an operating lease until September, 1995. The rent expense is net of a sublease in the Englewood office of $27,000 for the year ended December 31, 1996.

                                            1996        1995           1994
                                            ----        ----           ----

Rent Expense                             $124,440     $136,055      $119,284
                                           ======       ======        ======

During December, 1995, the Company acquired $120,332 of furniture and fixtures under a capital lease. Accumulated amortization at December 31, 1996 and 1995 is $26,072 and $2,006 respectively.

                                      3SI
                     Solution, System & Service Integration
                         Notes to Financial Statements




Note D - Commitments (continued)

                                      Capital       Capital        Operating
                                       Lease         Lease          Leases
                                       Minimum        Debt          Minimum
                                      Payment       Maturity        Payment
                                      --------      --------        --------

1997                                  $ 31,324      $ 21,729        $141,580
1998                                    31,324        24,200         138,879
1999                                    31,324        26,976         123,072
2000                                    26,104        24,884         123,072
2001                                         -             -          92,304
                                        ------        ------         -------

                                      $120,076      $ 97,789        $618,907
                                        ======        ======         =======

Royalties
The Company executed a License and Royalty Agreement effective August 1, 1993 with former stockholders of the Company. Under the terms of the agreement, the Company is obligated to pay 1.5% of gross revenues as a royalty expense to the former stockholders through July, 1999. As a condition of the agreement with the former stockholders, dividends payable to the new stockholders may be limited.


Note E - Profit Sharing Plan

The Company established a 401(k) profit-sharing plan covering substantially all employees during the year ended December 31, 1995. Company contributions are at the discretion of the Board of Directors. For the years ended December 31, 1996, 1995 and 1994, the Company made no contributions to the plan.

Exhibit No. 97.10-1
                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") entered into as of the 28th day of May, 1997, by and among:

     TYREX OIL COMPANY, a Wyoming corporation (herein called "TYREX"), with its principal office located in Casper, Wyoming.
     TYREX TRANSITORY CORP., a corporation to be organized by TYREX under the laws of Colorado as a wholly-owned subsidiary of TYREX (herein called the "TYREX Subsidiary");

     KIMBROUGH COMPUTER SALES, INC. dba 3SI, INC., a Colorado corporation (herein called "3SI"), with its principal office located at 6886 South Yosemite Street, Englewood, Colorado 80112; and

     FRANK BACKES, FREDERICK SLACK and FELIPE LARRY VALDEZ (herein called the "3SI SHAREHOLDERS").


                                R E C I T A L S:

     WHEREAS, 3SI is engaged in the marketing of systems, interaction/internet solutions and the sale of computer hardware and software products, integrated computer solutions commonly termed a systems integrator (the "3SI Business"); and

     WHEREAS, the 3SI Shareholders own all of the issued and capital stock in 3SI; and

     WHEREAS, TYREX is a publicly-held corporation listed on NASDAQ;

     WHEREAS, the parties desire to provide for an agreement and plan of reorganization within the meaning of Section 368(a)(1)(A) and related provisions of the Internal Revenue Code of 1986, as amended, for the statutory merger into a wholly-owned subsidiary of TYREX with and into 3SI in which the shareholders of 3SI will receive shares of TYREX common stock in the statutory merger, all on the terms and subject to the conditions set forth in this Agreement;

     NOW, therefore, in consideration of the premises, the parties agree as follows:

SECTION 1.          CERTAIN DEFINITIONS

The following terms not defined elsewhere in this Agreement shall be defined to mean as follows:
"Affiliate" means any member of the immediate family of a named party, or any corporation, partnership, trust or other entity in which any of the foregoing individuals is a director, officer, partner or trustee or has an equity interest in excess of 5%. The term "Affiliate" shall also include any entity which controls, or is controlled by, or is under common control with, the named party or any of the individuals or entities described in the preceding sentence.

"3SI Common Stock" means the common stock of 3SI, as the same is presently constituted.

"3SI Audited Financial Statements" means 3SI's audited financial statements as of December 31, 1996 and the three year period then ended, attached hereto as Schedule A.

"3SI Interim Financial Statements" shall mean 3SI's unaudited balance sheet as of March 31, 1997 and its unaudited statements of operations and cash flows for the three month period then ended, attached hereto as Schedule 1AA.

"TYREX Common Stock" means the 28,333,333 shares of issued and outstanding TYREX no par value common stock of TYREX, to be issued in the Merger, as the same is presently constituted.

"TYREX Audited Financial Statements" means TYREX's audited financial statements as of June 30, 1996 and the three year period then ended, attached hereto as
Schedule 1B.
"TYREX Interim Financial Statements" shall mean TYREX's unaudited balance sheet as of March 31, 1997 and its unaudited statements of operations, cash flows and changes in shareholders' equity for the nine month period then ended, attached hereto as Schedule 1BB.

"Code" means the Internal Revenue Code of 1986, as amended, and applicable rules and regulations promulgated thereunder.

"Colorado Business Corporation Act" means Title 7 of the Colorado Revised Statutes 1993, as amended to date.

"GAAP" means generally accepted accounting principles consistently applied with prior periods.

"Oil and Gas Purchase and Sale Agreement" means that agreement whereby Tyrex intends to sell certain of its oil and gas properties.

"Previous Owners of 3SI" means Jerrie Fuller-Hughes, Frederick Hughes, and Bill Gunn.

"Royalty to Previous Owners" means that certain 1.5% royalty on gross revenues of 3SI, which 3SI has contracted to purchase from the Previous Owners of 3SI for a purchase price of $625,000.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.
"Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien of any kind or character, direct or indirect, whether accrued, absolute, contingent or otherwise, other than (a) liens for taxes not yet due and payable, (b) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (c) liens securing rental payments under equipment lease arrangements.

"Transition Agreement" means that certain agreement of even date herewith which shall govern among other things the self tender offer described therein and the control of Tyrex until termination of the Transition Period as defined therein.

SECTION 2.          CLOSING

     Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of ONE CAPITAL CORPORATION, in Denver, Colorado, commencing at 10:00 A.M. local time on May 28, 1997 (the "Closing Date"), or such earlier or later date and time as may be mutually agreed hereafter in writing by 3SI and TYREX, subject to the satisfaction of all conditions precedent to the obligations of the parties to consummate the transactions contemplated by this Agreement.

SECTION 3.          THE MERGER

     3.1. The Merger. On and subject to the terms and conditions of this Agreement, at or immediately prior to the Closing Date, TYREX Subsidiary will merge with and into 3SI (the "Merger") in accordance with the provisions of S7-111-101 et seq. of the Business Corporation Act. The effective time and date of the Merger shall occur when articles of merger conforming to the requirements of the Business Corporation Act (the "Articles of Merger") are executed in duplicate on behalf of the TYREX Subsidiary, 3SI and TYREX in the manner provided by S7-111-105 of the Business Corporation Act and filed by the Secretary of State of Colorado (the "Effective Date" or Effective Time"). 3SI shall be the surviving corporation in the Merger (the "Surviving Corporation") and the separate existence of the TYREX Subsidiary shall cease from and after the Effective Time. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the TYREX Subsidiary or 3SI in order to carry out and effectuate the transactions contemplated by this Agreement.

     3.2. Material Terms and Effect of the Merger.

     3.2.1. Conversion of Securities. By virtue of the Merger and without any other action on the part of the holders of any of the following securities:

(a) all of the 300 issued and outstanding shares of 3SI Common Stock immediately prior to the Effective Time shall cease to be issued and outstanding, and each such share of 3SI Common Stock shall become, and be converted into 28,333,333 shares of TYREX no par value common stock (the "Merger Consideration").

(b) each holder of record of 3SI Common Stock immediately prior to the Effective Time shall receive at Closing that number of full shares of TYREX Common Stock, representing his one-third (1/3) pro rata share of the total Merger Consideration (i.e. 9,444,444 shares each); provided, however, these amounts may be reduced to accommodate shares which may be issued to MOE and/or Tom Chenault; and provided further that no fractional shares of TYREX Common Stock shall be issued in distribution of the Merger Consideration and, in lieu of fractions, each such fractional share (after taking into account all shares to which the holder thereof is entitled) shall be rounded up to a full share of TYREX Common Stock in lieu of such fractional interest.

(c) each of the 1000 issued and outstanding shares of common stock in the TYREX Subsidiary held of record and beneficially by TYREX immediately prior to the Effective Time shall be surrendered by TYREX in exchange for one (1) share of common stock in the Surviving Corporation.

     3.2.2. Articles of Incorporation. The articles of incorporation of the Surviving Corporation shall be the articles of incorporation of 3SI as in effect immediately prior to the Effective Time, until amended in accordance with applicable law.

     3.2.3. Bylaws. The bylaws of the Surviving Corporation shall be the bylaws of 3SI as in effect immediately prior to the Effective Time, until amended in accordance with applicable law.

     3.2.4.    Directors and Officers.

(a) The directors and officers of the Surviving Corporation as of the Effective Time and the Closing Date shall be as follows:

     Executive Officers:
     Chief Executive Officer                      Fred Slack
     President                                    Frank Backes
     Chairman of the Board and COO                Larry Valdez

     Directors
     ---------
     Frank Backes
     Frederick Slack
     Larry Valdez
     Tom N. Richardson
     Doris K. Backus
(b) The directors and officers of TYREX shall be as set forth in the Transition Agreement.

     3.2.5. Procedure for Conversion. At least ten (10) business days prior to Closing, 3SI shall provide the TYREX Subsidiary with a true, correct and complete list of the holders of record of 3SI Common Stock, the number of shares held by each and their addresses. At the Closing, TYREX shall have reserved and made available to the transfer agent for the TYREX Common Stock, i.e., American Securities Transfer & Trust, Inc., Denver, Colorado, that number of shares of TYREX Common Stock necessary for the Surviving Corporation to effect the conversion of 3SI Common Stock in exchange for TYREX Common Stock to be distributed on the Closing Date to former holders of record of 3SI Common Stock as the same existed immediately prior to the Effective Time in accordance with the Merger.

     3.2.6.    Closing of 3SI Transfer Records.   At the Effective Time, the
stock transfer books of 3SI shall be closed and no further transfers of 3SI Common Stock shall be made on such stock transfer books.

     3.2.7 Equitable Adjustment. If, after the date of this Agreement and prior to the Closing, there shall be any stock split, reverse stock split, stock dividend or similar reorganization, recapitalization, reclassification or other transaction affecting generally the capital stock of 3SI or TYREX, or any extraordinary stock dividend paid on or with respect to the TYREX Common Stock, then appropriate and equitable adjustments shall be made hereunder with respect to the Merger Consideration so that the aggregate relative rights and obligations of the parties hereto shall not be adversely affected by any such action. TYREX agrees that it will take no such action prior to the Closing hereunder without first obtaining the prior written consent of 3SI and the 3SI Shareholders.

     3.2.8. Necessary Further Action. Subject to the full satisfaction and performance of all conditions to Closing having occurred hereunder, TYREX, the TYREX Subsidiary, 3SI and the 3SI Shareholders each shall use all reasonable efforts to take all actions as may be necessary or appropriate in order to effectuate the Merger in accordance with the terms hereof. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, immunities and franchises of 3SI, then the officers and directors of the Surviving Corporation are fully authorized in the name of 3SI to take all such actions.


SECTION 4.          COVENANTS AND AGREEMENTS PRIOR TO OR AT CLOSING

     4.1. Sale of Properties; Satisfaction of TYREX Liabilities. Prior to the Closing, TYREX shall have (i) paid or made adequate provision for the payment and settlement of all of TYREX's known debts and liabilities, and (ii) sold, or entered into binding legal contracts to sell, all of TYREX's assets other than cash assets, such that after giving effect to such transactions and as of the Closing Date:

(a) all of TYREX's known debts and liabilities, shall have been fully paid, settled in full, or fully reserved as set forth in Schedule 4.1(a) hereto;

(b) after giving effect to the payment, settlement and reserve for TYREX's debts and liabilities, as aforesaid, and payment of its expenses involved in the Merger, $400,000 in cash shall be loaned or otherwise made available by TYREX to 3SI to be used in accordance with the of proceeds schedule attached hereto as Schedule 4.1(b); and
(c) at Closing, TYREX shall purchase from the Previous Owners of 3SI the $625,000 Royalty, and shall receive from them an assignment of such Royalty and a signed release of all further liabilities from 3SI to the 3SI Previous Owners and a release of all liens or encumbrances by the 3SI Previous Owners against 3SI's assets or capital stock.

     4.2. Authorization by 3SI of the Merger.   Prior to the Closing, 3SI shall
have obtained all required authorizations for approval on behalf of 3SI of the Merger. Such actions will require: (i) adoption of resolutions by 3SI's board of directors authorizing the Merger and recommending that such proposals be submitted to 3SI shareholders; and (ii) the unanimous written consent of all 3SI shareholders to approve the Merger.

          Each of the 3SI Shareholders hereby covenants and agrees to vote all shares of 3SI Common Stock which he is entitled to vote in favor of the Merger contemplated by this Agreement. Notwithstanding such approval, 3SI may refuse to proceed with the Merger if conditions precedent to its obligations hereunder have not been fully satisfied prior to the Effective Time.

     4.3. Certain Due Diligence and Reporting Matters

(a) Investigation by 3SI. From and after the execution of this Agreement and during the full term hereof, TYREX shall permit 3SI and its duly authorized representatives to be provided by TYREX with full access to the properties, books, records and business operations of TYREX and the TYREX Subsidiary, which shall include without limitation copies of all contracts and agreements to which TYREX and the TYREX Subsidiary are a party, information as to their financial condition and results of operations, and other records and information which 3SI and its representatives reasonably deem of significance in an investigation of the business, assets, rights, liabilities, obligations and prospects of TYREX. This right of access shall include physical inspection of properties and assets as well as the review of all pertinent books, records and corporate documents. 3SI and its representatives, however, shall not contact or communicate with any vendor to, or customer or creditor of, TYREX without the prior consent of TYREX's Chief Executive Officer. TYREX will cause TYREX's officers and employees to cooperate fully in said examination and to cause TYREX's independent public accountants and outside legal counsel to cooperate fully and to make a full and complete disclosure to 3SI and its representatives of all material facts regarding the corporate documents, financial records, assets, obligations, contracts and business operations of TYREX.

(b)  Investigation by TYREX.    From and after the execution of this Agreement
     and during the full term hereof, 3SI and the 3SI Shareholders shall cause 3SI to permit TYREX and its duly authorized representatives to be provided by 3SI with full access to the properties, books, records and business operations of 3SI, which shall include without limitation copies of all contracts and agreements to which 3SI is a party, information as to its financial condition and results of operations, and other records and information which TYREX and its representatives reasonably deem of significance in an investigation of the business, assets, rights, liabilities, obligations and prospects of 3SI. This right of access shall include physical inspection of properties and assets as well as the review of all pertinent books, records and corporate documents. TYREX and its representatives, however, shall not contact or communicate with any vendor to, or customer or creditor of, TYREX without the prior consent of 3SI's Chief Executive Officer. 3SI and the 3SI Shareholders will cause 3SI's officers and employees to cooperate fully in said examination and to cause 3SI's independent public accountants and outside legal counsel to cooperate fully and to make a full and complete disclosure to TYREX and its representatives of all material facts regarding the corporate documents, financial records, assets, obligations, contracts and business operations of 3SI.
(c)  Confidentiality.    In connection with the foregoing matters, each party
     hereto has or will be furnishing to the other from time to time with oral and written information as to its proprietary products, marketing strategy and business plans, significant portions of which each of TYREX and 3SI considers to be proprietary and confidential information (herein called the "Confidential Information"). Each party acknowledges that "Confidential Information", as used herein, does not include any information which (i) was or becomes generally available to the public other than as a result of an improper disclosure by the other party hereto; (ii) was or becomes information available to the other party on a non-confidential basis from a third party source that is not bound by a confidentiality obligation to either of the parties hereto; (iii) is required to be disclosed by law as the result of the securities of TYREX being registered under S12(g) of the Securities Exchange Act.

     Each party agrees that Confidential Information will be used solely for the purpose of evaluating the Merger contemplated by this Agreement, investigating market information and potential markets, and for the parties to pursue due diligence and legal disclosure requirements in connection with the Merger, and will not be used in the business or operations of the party to which such information has been disclosed or used in any other way, directly or indirectly, that may detrimental to the interests of the party that owns such Confidential Information. Confidential Information may be disclosed to representatives of the party receiving the same who need to know such Confidential Material for the purposes described above, it being understood that such representatives shall be informed of the confidential nature of the Confidential Information and shall be directed to treat the Confidential Information confidentially and as proprietary information of the party that owns the same. Each party shall notify the other as to the identity of such representatives. If either party receives a request, including a subpoena or similar legal inquiry, to disclose any of the Confidential Material, it shall provide the party that owns such Confidential Information with prompt notice so that the owner may seek appropriate protective relief.

     If the Closing shall fail to occur for any reason, each party shall promptly deliver and return all copies of Confidential Information to the party which owns the same, and without retaining any copy, notes or extracts thereof.

(d) TYREX Current Financials and Cold-Comfort Letter. At or prior to the Closing, 3SI shall have received from TYREX's independent public accountants a so-called "cold-comfort" letter, in form and substance satisfactory to 3SI, to the effect that based upon a review of the TYREX Interim Financial Statements and their limited procedures set forth in such letter, nothing has come to their attention which causes them to believe that the such TYREX Interim Financial Statements do not comply in all material respects, or are not presented in conformity, with GAAP.

(e) 3SI Financials, TYREX Form 8-K Report and Cold-Comfort Letter. As promptly as possible after the execution of this Agreement, and in any event prior to the expiration of thirty (30) days from the Closing Date, 3SI shall provide TYREX with current financial statements of 3SI in form and substance adequate for TYREX to comply with the instructions to Item 7 of Form 8-K required to be filed by TYREX under the Securities Exchange Act (the "3SI Financials") and applicable provisions of SEC Regulation S-X. Prior to Closing, 3SI shall provide TYREX with a copy of the 3SI Interim Financial Statements. Within fifteen (15) days from the Closing Date, 3SI shall have made available to TYREX all information reasonably requested by it to comply with Item 2 of From 8-K. At or prior to the Closing, TYREX shall have received from 3SI's independent public accountants a so-called "cold-comfort" letter, in form and substance satisfactory to TYREX, to the effect that based upon a review of the 3SI Interim Financial Statements and their limited procedures set forth in such letter, nothing has come to their attention which causes them to believe that the such 3SI Interim Financial Statements do not comply in all material respects, or are not presented in conformity, with GAAP.

     4.4. Employment Agreements. At Closing, the Surviving Corporation shall enter into written employment agreements with each of the three 3SI Shareholders on mutually satisfactory terms providing, among other things, for the terms and provisions set forth in Schedule 4.4 attached to this Agreement.

     4.5. Ordinary Course.    Until the Closing occurs or this Agreement is
otherwise terminated, TYREX and 3SI each shall use their best efforts to preserve, protect and maintain their respective business operations and to operate the same in the ordinary course of business. Without limiting the generality of the foregoing, except with the consent of the other such party hereto, each of TYREX, the TYREX Subsidiary and 3SI shall:

(a) maintain their separate corporate existence and not commingle their assets with the assets of any third party;

(b) maintain their properties and assets in good repair, order and condition, reasonable wear and tear excepted;

(c) maintain and keep in full force and effect all insurance on their assets and property and all liability and other casualty insurance presently carried;

(d) preserve intact its reputation and keep available the services of present executives, employees and agents and preserve the good will of its suppliers, customers and others with whom it has business relationships;
(e) maintain its books, accounts and records in accordance with good business practices;

(f) not solicit, induce or otherwise engage in discussions or negotiations relating to or proposed to lead to the acquisition, merger or sale of substantially all of its assets or shares of capital stock except as contemplated by this Agreement;

(g) not sell or dispose of any material assets or properties, except in the ordinary course of business and as contemplated with the Oil and Gas Purchase and Sale Agreement;

(h) not declare, set aside or pay any dividend or make any other distribution with respect to its capital stock, nor issue any stock options, warrants or other stock rights which would dilute its stock;

(i) not authorize for issuance, issue, sell or deliver any additional shares of its capital stock of any class (except as contemplated by this Agreement) or any securities or obligations convertible into shares of its capital stock of any class, or issue or grant any option, warrant or other right to purchase any shares of capital stock of any class;

(j) not incur any material obligations or commitments other than in the ordinary course of business;

(k) not incur or become subject to, nor agree to incur or become subject to, any debt, obligation or liability, contingent or otherwise, except current liabilities in the ordinary course of business and obligations incurred in connection with capital asset acquisitions consistent in amounts in prior periods;

(l) not impose or permit any Security Interest to be imposed upon any of its assets;

(m) not make any capital investment in, make any loan to, or acquire the securities or assets of any other person, except that the 3SI Shareholders have disclosed to, and received approval of TYREX, to continue the Stock Pledge Agreement with the Previous Owners by releasing the existing 3SI Stock at Closing, and repledging newly issued TYREX Stock at Closing;

(n) not grant any salary increases (other than as required by existing contracts or consistent with past practice), unscheduled promotions or enter into any new employment or benefit contracts.

     4.6. Support of the Merger. Subject to the performance and satisfaction of conditions precedent to the Closing, TYREX and 3SI agree to propose, advocate, support and vote for the Merger contemplated by Section 3 of this Agreement, and to act in good faith with a view to completing the transactions contemplated herein to the best of their ability.

     4.7. Notice of Developments. Each party to this Agreement shall give prompt written notice to the others of any material development affecting the ability of the parties to consummate the transactions contemplated by this Agreement.

     4.8. Notices and Consents. In the event either TYREX or 3SI is required to give any notices to third parties and/or to obtain any third-party consents to complete the Merger, all such notices shall have been required and such consents obtained prior to the Effective Time and the Closing.

     4.9. Investment Representation by 3SI Shareholders. Each of 3SI and the 3SI Shareholders understands that the TYREX Common Stock constituting the Merger Consideration has not been registered under the Securities Act and each of the 3SI Shareholders represents and warrants that he is acquiring such securities at the Closing hereunder for his own account for investment and not with a view to the resale or other distribution thereof. Each of the 3SI Shareholders acknowledges that such securities may not be resold or transferred unless they have been effectively registered under the Securities Act or the issuer has received an opinion of counsel reasonable satisfactory to it to the effect that any such proposed resale or transfer is exempt from the registration requirements of the Securities Act. Each of the 3SI Shareholders acknowledges that he is familiar with the provisions applicable to the resale of "restricted securities" within the meaning and the limitations of Rule 144 promulgated by the SEC under the Securities Act.

     4.10.     Other Documents and Conditions to Exchange Closing.   At the
Closing, 3SI and TYREX shall deliver to each other all certificates, instruments and documents referred to in this Agreement or reasonably requested by their respective counsel as conditions to Closing. All conditions precedent to the Closing set forth in Sections 3 and 4 of this Agreement shall have been fully performed and satisfied, or waived in writing by the parties hereto, at or prior to the Closing Date.

5.   REPRESENTATIONS AND WARRANTIES OF TYREX

     TYREX represents and warrants to 3SI and the 3SI Shareholders as of the date hereof, and as of the Closing Date, as follows:

     5.1. Authority. TYREX has, and upon its formation the TYREX Subsidiary will have, all requisite power and authority, without the consent of any other person, to execute and deliver this Agreement and the agreements and instruments to be delivered upon the Closing Date and to carry out the transactions
contemplated hereby.   This Agreement, the Merger and the transactions
contemplated hereby and thereby have been duly authorized by the board of directors and Shareholders of TYREX and, upon its formation, will be duly authorized by the board of directors of the TYREX Subsidiary and by TYREX as the sole shareholder of the TYREX Subsidiary.

     5.2. Validity. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any Security Interest or other lien, charge or encumbrance of any kind or the acceleration of any indebtedness or other obligation of TYREX and the TYREX Subsidiary, and are not prohibited by, do not violate or conflict with any provision of, and do not constitute a default under or a breach of: (a) the charter or by-laws of TYREX and the TYREX Subsidiary; (b) any note, bond, indenture, contract, agreement, permit, license or other instrument to which TYREX or the TYREX Subsidiary is a party or by which any of its or their assets are bound; and (c) any order, writ, injunction, decree or judgment of any court or government agency; or (d) any law, rule or regulation applicable to TYREX.

     5.3. Due Organization. TYREX is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming and has full power and authority and all requisite rights, licenses, permits and franchises to own, lease and operate its assets and to carry out the business in which it is engaged. TYREX is not required by its ownership of assets or conduct of its business to be licensed or qualified to do business as a foreign corporation in any other jurisdiction where it is not so qualified. Upon its formation, the TYREX Subsidiary will be a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and will have full power and authority and all requisite rights, licenses, permits and franchises to own, lease and operate its assets and to carry out the business in which it is and intends to be engaged (including the 3SI Business). The TYREX Subsidiary will not be required by its ownership of assets or conduct of its business to be licensed or qualified to do business as a foreign corporation in any other jurisdiction.
     5.4. No Other Subsidiaries. Except for the TYREX Subsidiary, TYREX does not own stock or have any equity investment or other interest in, does not have the right to acquire any such interest, and does not control, directly or indirectly, any corporation, association, partnership, joint venture or other entity, and has not had such an ownership or control relationship with any other entity during the three years preceding this Agreement.

     5.5. Capitalization. The authorized capital stock of TYREX consists of 50,000,000 no par value shares of TYREX Common Stock and no shares of preferred stock. As of the date hereof, there are 10,960,091 shares of TYREX Common Stock, together with stock options and warrants outstanding as set forth on
Schedule 5.5. All of the issued and outstanding shares of TYREX Common Stock, are duly authorized, validly issued, fully paid and nonassessable, were not issued in violation of any preemptive, subscription or other right of any person to acquire securities of TYREX and constitute in the aggregate all of the issued and outstanding capital stock of all classes of TYREX. Except for this Agreement and as disclosed in SCHEDULE 5.5 (the One Capital Corporation warrants and Employee Stock Options) attached hereto, there is no outstanding subscription, option, convertible or exchangeable security, preemptive right, warrants, call, agreement, arrangement or other right relating to the capital stock of TYREX or other obligation or commitment of TYREX to issue or transfer any shares of capital stock. Except as set forth in SCHEDULE 5.5 attached hereto, there are no voting trusts or other agreements, arrangements or understandings applicable to the exercise of voting or any other rights with respect to the capital stock TYREX. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to TYREX or its capital stock.

          The authorized capital stock of the TYREX Subsidiary upon its formation will consist of 1,000 shares of common stock. As of the Closing, there will be 1,000 shares of such common stock issued and outstanding, all of which shall be owned of record and beneficially by TYREX and, as part of the Merger and Closing shall be converted into one share of 3SI pursuant to Section 3.2.1.(b) above. Prior to Closing, all such outstanding shares of TYREX Subsidiary common stock shall be duly authorized, validly issued, fully paid and nonassessable, shall not be subject to any preemptive, subscription or other right of any person to acquire securities of the TYREX Subsidiary and shall constitute in the aggregate all of the issued and outstanding capital stock of all classes of the TYREX Subsidiary. Except for this Agreement and as set forth in Schedule 5.5, there is no outstanding subscription, option, convertible or exchangeable security, preemptive right, warrants, call, agreement, arrangement or other right relating to the capital stock of the TYREX Subsidiary or other obligation or commitment of the TYREX Subsidiary to issue or transfer any shares of capital stock. Except for the Transition Agreement, there are no voting trusts or other agreements, arrangements or understandings applicable to the exercise of voting or any other rights with respect to the capital stock of the TYREX Subsidiary and there shall be no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the TYREX Subsidiary or its capital stock.

     5.6. Transactions with Affiliates. Since December 31, 1996, there has not been any dividend declared or paid or other distribution of assets by TYREX or the TYREX Subsidiary to its shareholders. None of the officers or directors of TYREX or the TYREX Subsidiary or any of their Affiliates, directly or indirectly:

(a) owns any debt, equity or other interest or investment in any corporation, association or other entity which is a competitor, lessor, lessee, customer or supplier of TYREX;

(b) has any cause of action or other claim whatsoever against or owes any amount to, or is owed any amount by, TYREX, except for (i) reimbursement of business expenses incurred in the ordinary course of business; (ii) current payroll, accrued vacation pay and other rights as an employee of TYREX; and
     (iii) severance payment rights as set forth in Schedule 5.10(B) attached hereto;

(c) has any interest in or owns any property or right used in the conduct of the business of TYREX; and

(d) is a party to any contract, lease, agreement, arrangement or commitment entered into with TYREX or in connection with the TYREX Business except as set forth in Schedule 5.6 hereto or as set forth in Schedule 5.6 hereto or as contemplated by this Agreement or by the Oil and Gas Purchase and Sale Agreement.

     5.7. Financial Statements and Related Matters.

(a)  SEC Reports.   TYREX has made all filings with the SEC that it has been
     required to make under the Securities Act and the Securities Exchange Act (all of such filings by TYREX with the SEC are collectively called the "Public Reports"). Each of the Public Reports at the time the same was filed with the SEC has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. TYREX has delivered to 3SI a correct and complete copy of each of the Public Reports filed by TYREX with the SEC since January 1, 1995 (together with all material exhibits thereto and as amended to date).

(b)  SEC Actions, Investigations, Insider Trading.   There are no pending or
     threatened SEC actions or investigations, and TYREX and its officers, directors, and major shareholders and affiliates have not, to their knowledge, violated any federal or state securities laws, or SEC regulations, including but not limited to SEC reporting requirements, disclosure rules, and insider trading rules.

(c) Financial Statements and Liabilities. The audited financial statements of TYREX for the years ended June 30, 1995 and 1996 contained in the Public Reports (the "TYREX Audited Financial Statements") and the TYREX Interim Financial Statements are and will be: (i) accurate, correct and complete in all material respects; (ii) in accordance with the books of account and records of TYREX; (c) fair presentations of the financial condition and results of operations of TYREX as of the dates and for the periods indicated therein; and (d) prepared in accordance with GAAP. Except to the extent reflected on the balance sheet included in the TYREX Interim Financial Statements, or as otherwise contemplated herein, TYREX does not have any indebtedness, liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise as of the date of this Agreement and the Closing. The TYREX Subsidiary will not own any assets or have any liabilities of any nature, whether absolute, accrued, contingent or otherwise as of the Closing.

(d) Books and Records{tc "Books and Records" \l 2}. The books of account, stock records and other records (financial and otherwise) of TYREX are in all material respects complete and correct and are maintained in accordance with good business practices.

(e) Interim Change. Since the date of TYREX's Interim Financial Statements, there has not been (a) any material adverse change in the financial condition, assets, liabilities, personnel or business of TYREX or in its relationships with suppliers, customers, distributors, lenders, lessors or others; (b) any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting TYREX; (c) any event or condition or series of events or conditions which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on TYREX; or (d) any development which could or will have a material adverse effect on TYREX.

     5.8. Accounts Receivable.   All outstanding accounts receivable reflected
on the TYREX Interim Financial Statements and incurred in the ordinary course of business since the date of such Interim Financial Statements, and as of the Closing Date, will be, due and valid claims against account debtors for goods or services delivered or rendered, collectible in full within 120 days of delivery and subject to no defenses, offsets or counterclaims, except as reserved against in the TYREX Interim Financial Statements in accordance with GAAP. All receivables arose in the ordinary course of business, and no receivables are subject to prior assignment, adverse claims, liens or security interests except for claims of secured debt reflected on the TYREX Interim Financial Statements. TYREX has provided sufficient reserves in the TYREX Interim Financial Statements to cover any liabilities to customers for discounts, returns, promotional allowances or otherwise. TYREX has provided sufficient reserves in the TYREX

Interim Financial Statements to cover any refunds, allowances or returns in respect of products manufactured, processed, distributed, shipped or sold by or for the account of TYREX on or prior to the Closing Date.

     5.9. Title to Assets. TYREX is the legal and equitable owner of all right, title and interest in and has good and marketable title to all of the assets which it purports to own and which are reflected on the balance sheet included in the TYREX Interim Financial Statements and acquired in the ordinary course of business subsequent thereto. Except as disclosed in SCHEDULE 5.9, none of the assets which TYREX purports to own are subject to (a) any material title defect or objection; (b) any contract of lease, license or sale, other than the Oil and Gas Purchase and Sale Agreement; (c) any Security Interest; (d) any royalty (except as to its oil and gas properties) or commission arrangement; or (e) any materially adverse claim, covenant or restriction. The TYREX assets are in good operating condition and repair, taken as a whole (reasonable wear and tear excepted), are suitable for the purposes for which they are presently being used, and are adequate to meet all present requirements of the business of TYREX as currently conducted.

     5.10.     Employees.

(a) Employment Contracts. Except as set forth in Schedule 5.10(A), there are no agreements, arrangements or understandings, written or oral, with officers, directors and employees of TYREX regarding services to be rendered, terms and conditions of employment, or compensation which are not terminable at will by TYREX;

(b)  No Extraordinary Benefits.   Except as set forth in Schedule 5.10(B) no
     employee of TYREX is entitled to receive supplementary retirement benefits or allowances, whether pursuant to a contractual obligation or otherwise. TYREX has not (i) paid, or made any accrual or arrangement for the payment of, bonuses or special compensation of any kind including any severance or termination pay, to any present or former officer or employee, (ii) made wage or salary increases except in the ordinary course of business consistent with prior practice, or (iii) increased or altered any other benefits or insurance provided to any employee;

(c) Disputes. There are no controversies pending or, to the knowledge of TYREX, threatened involving any group of employees. TYREX has not suffered or sustained any work stoppage and no such work stoppage is threatened. No union organizing or election activities involving any employees of TYREX are in progress or threatened;

(d) Compliance. TYREX has complied with all laws, rules and regulations relating to the employment of labor by TYREX, including provisions relating to wages, hours, equal opportunity, persons with disabilities, occupational health and safety, severance, collective bargaining and the payment of social security and other taxes; and

(e) Employee Benefit Plans. TYREX is not a party to or obligated under any "welfare benefit plans" as defined in S3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, or any employee pension benefit plans, bonus, profit sharing, deferred compensation, incentive or other compensation plans or arrangements, or other employee fringe benefit plans, whether funded or unfunded, qualified or unqualified, whether maintained or contributed to by TYREX or any other organization which is a member of a controlled group of organizations for the benefit of any of its officers, employees or other persons.

     5.11. Material Contracts. SCHEDULE 5.11 sets forth an accurate, correct and complete list of all significant instruments, commitments, agreements, arrangements and understandings to which TYREX is a party or by which any of its assets are subject or bound, or pursuant to which TYREX is a beneficiary (the "TYREX Material Contracts"). SCHEDULE 5.11 includes, without limitation, a list of all (a) real estate leases; (b) personal property leases involving payments of more than $10,000 per year; (c) agreements or licenses relating to intellectual property; (d) commitments for capital expenditures or for the purchase of goods or services in excess of $25,000 except those incurred in the ordinary course of business; (e) any purchase order or commitment obligating TYREX to sell or deliver any product or service at a price which does not cover the cost (including labor, materials and production overhead); (f) any instrument evidencing indebtedness, liability for borrowed money, obligations for the deferred purchase price of property in excess of $25,000 (excluding normal trade payables), and any instrument guaranteeing any indebtedness, obligation or liability; (g) any joint venture, partnership or other agreement involving a sharing of profits; (h) any deed, lease, easement, agreement or other instrument affecting real property; (i) any contract with any government agency; (j) any contract with respect to the discharge, storage or removal of effluent, waste or pollutants; (k) any license or royalty agreement;
(l) any contract to indemnify any party or to share tax liability of any party;
(m) any contract for the purchase or sale of foreign currency or derivative securities; (n) any contract containing covenants not to compete in any line of business or with any person in any geographical area; and (n) any other commitment which provides for payment or performance having an aggregate value of $5,000 or more that is not terminable without payment or penalty.

          Accurate, correct and complete copies of all TYREX's Material Contracts have been delivered by TYREX to 3SI. TYREX has complied with all material commitments and obligations on its part to be performed or observed under each TYREX Material Contract, and no event has occurred which is or, after the giving of notice or passage of time, or both, would constitute a default under or a breach of any TYREX Material Contract.

     5.12. Insurance. TYREX maintains insurance issued under valid and enforceable policies or binders for the benefit of TYREX, and all such policies or binders are in full force and effect and are in amounts and for risks, casualties and contingencies customarily insured against by enterprises in operations similar to the business operated by TYREX. There are no pending or asserted claims against any insurance of TYREX as to which any insurer has denied liability, and there are no claims under any such insurance that have been disallowed. No notice of cancellation or nonrenewal with respect to any insurance has been received by TYREX.

     5.13. Environmental Matters. Except as set forth on Schedule 5.13, the use and operation by TYREX of each facility used in the TYREX business has been, and on the Closing Date will be, in compliance with all Federal, state and local environmental and anti-pollution laws and regulations, including the Resource Conservation and Recovery Act, as amended ("RCRA"), and all laws and regulations concerning particulate emissions, hazard communication, surface water pollution, groundwater pollution, air pollution, solid wastes, hazardous wastes, storage, handling, treatment, transportation, spills or other releases, and disposal of any substance, material or waste, and exposure to or notification regarding any substance, material or waste. There has not been, and is not occurring, at any facility operated or previously owned or operated by TYREX any improper release or threatened release of any hazardous substances or petroleum products. TYREX has not applied or disposed of any hazardous substance in any manner which may require removal, remedial action or expense at any facility, site, location or body of water, surface or subsurface. No environmental audits or assessments or occupational health studies have been undertaken by TYREX or any government agency with respect to the TYREX business, facilities or properties. To the best knowledge to TYREX, there has not been located on or disposed of on any facility owned or operated by TYREX during any period of such ownership or operations, or, at any other time: (a) any asbestos; any material, equipment or structure constructed of or containing any asbestos; or any product or item made in whole or in part of asbestos, or (b) any polychlorinated biphenyl; any compound or material containing any polychlorinated biphenyl; or any equipment, article or item using, containing, or made up in whole or in part of any polychlorinated biphenyl.

     5.14. Compliance with Law. TYREX and its TYREX Business and assets conform in all material respects to all applicable statutes, codes, ordinances, licensing requirements, laws, rules and regulations. No notice from any governmental body or other person of any violation of any statute, code, ordinance, law, rule or regulation or requiring or calling attention to the necessity of any repairs, installation or alteration in connection with the TYREX Business or assets of TYREX has been served, and TYREX does not know of any meritorious basis therefor.

     5.15.     Taxes.
(a) Filings. TYREX has filed all returns, declarations and reports and all information returns and statements (collectively, "TYREX Returns") required to be filed or sent with respect to all federal, state, county, local and other taxes of every kind and however measured, including income, gross receipts, excise, franchise, property, value added, import duties, employment, payroll, sales and use taxes and any additions to tax and any interest or penalties thereon (collectively, "TYREX Taxes") for any period ending on or before the Closing Date. As of the time of filing, the TYREX Returns correctly reflected the income, business, assets, operations, activities and status of TYREX and any other information required to be shown thereon. TYREX has paid or made provision for all TYREX Taxes shown as due and payable on its TYREX Returns required to be filed or sent prior to the Closing Date. All required TYREX Tax estimates, deposits, prepayments and similar reports or payments for current and prior periods have been properly made; and

(b) Compliance. TYREX has withheld amounts from employees and others working in the TYREX Business, as required under applicable law, and has filed all TYREX Returns with respect to employee income tax withholding and social security and unemployment taxes and paid such TYREX Taxes in compliance with the tax withholding provisions of the Code and other applicable laws.

     5.16. Legal Proceedings. TYREX is not engaged in or a party to or threatened with any action, suit, proceeding, complaint, charge, investigation or arbitration or other method of settling disputes or disagreements, and does not anticipate or have notice of any reasonable basis for any such action.
TYREX has not received notice of any investigation threatened or contemplated by any government or regulatory authority, including those involving the safety of products, the working conditions of employees, employment practices or policies, or compliance with environmental regulations. TYREX is not subject to any judgment, order, writ, injunction or decree of any court or any government agency or any arbitrator.
     5.17. No Brokers. Except for the warrant agreement and $150,000 cash payment to ONE CAPITAL CORPORATION in connection with the Merger Advisory Agreement and Warrants to be issued under the Warrant Agreement, as set forth in
Schedule 5.17 hereto, neither TYREX nor any of its Affiliates has retained any broker, finder or agent or incurred any liability or obligation for any brokerage fees, commissions or finders' fees with respect to this Agreement or the transactions contemplated hereby for which 3SI or the Surviving Corporation will be responsible.

     5.18. Disclosure. The representations and warranties of TYREX contained in this Agreement and each Schedule, certificate or other written statements delivered pursuant to this Agreement are each accurate, correct and complete in all material respects, and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading.

6.   REPRESENTATIONS AND WARRANTIES OF 3SI AND THE 3SI SHAREHOLDERS.

     3SI and the 3SI Shareholders, jointly and individually, represent and warrant to TYREX, its shareholders, and the Surviving Corporation as of the date hereof, and as of the Closing Date, as follows:

     6.1. Authority. 3SI has all requisite power and authority, without the consent of any other person, to execute and deliver this Agreement and the agreements and instruments to be delivered upon the Closing Date and to carry
out the transactions contemplated hereby.   This Agreement, the Merger and the
transactions contemplated hereby and thereby have been duly authorized by the board of directors of 3SI.
     6.2. Validity. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any Security Interest or other lien, charge or encumbrance of any kind or the acceleration of any indebtedness or other obligation of 3SI and are not prohibited by, do not violate or conflict with any provision of, and do not constitute a default under or a breach of (a) the charter or by-laws of 3SI, (b) any note, bond, indenture, contract, agreement, permit, license or other instrument to which 3SI is a party or by which any of its assets are bound, (c) any order, writ, injunction, decree or judgment of any court or government agency, or (d) any law, rule or regulation applicable to 3SI.

     6.3. Due Organization. 3SI is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has full power and authority and all requisite rights, licenses, permits and franchises to own, lease and operate its assets and to carry out the business in which it is engaged. 3SI is licensed or qualified to do business as a foreign corporation in any other jurisdiction in which its ownership of assets or conduct of the 3SI Business requires such qualification.

     6.4. No Subsidiaries. 3SI does not own stock or have any equity investment or other interest in, does not have the right to acquire any such interest, and does not control, directly or indirectly, any corporation, association, partnership, joint venture or other entity and has not had such an ownership or control relationship with any other entity during the three years preceding this Agreement.

     6.5. Capitalization. The authorized capital stock of 3SI consists of 50,000 shares of 3SI Common Stock. As of the date hereof, there are 300 shares of 3SI Common Stock issued and outstanding. All of the issued and outstanding shares of 3SI Common Stock are duly authorized, validly issued, fully paid and nonassessable, were not issued in violation of any preemptive, subscription or other right of any person to acquire securities of 3SI and constitute in the aggregate all of the issued and outstanding capital stock of all classes of 3SI. Except for this Agreement, there is no outstanding subscription, option, convertible or exchangeable security, preemptive right, warrant, call, agreement, arrangement or other right relating to the capital stock of 3SI or other obligation or commitment of 3SI or the 3SI Shareholders individually to issue or transfer any shares of capital stock. There are no voting trusts or other agreements, arrangements or understandings applicable to the exercise of voting or any other rights with respect to the capital stock 3SI, except the Shareholders Agreement among Messrs. Backes, Slack and Valdez, which will be terminated upon Closing. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to 3SI or its capital stock.

          The 3SI Shareholders are the sole record and beneficial owners all of the issued and outstanding capital stock of 3SI and have good, marketable and indefeasible title thereto, free and clear of all claims, Security Interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, encumbrance or restriction of any kind, except the pledge of 3SI stock to the Previous Owners of 3SI, pursuant to the Pledge Agreement as set forth in
Schedule 6.5 hereto, which pledge of stock will be released at Closing pursuant to TYREX's payment of the Royalty to Previous Owners, pursuant to Section 4.1(c) hereof. The 3SI Shareholders will not sell, assign or otherwise encumber any interest in such shares prior to the Closing hereunder.

     6.6. Transactions with Affiliates. Since the date of 3SI's Audited Financial Statements as of December 31, 1996, there has not been any dividend declared or paid or other distribution of assets by 3SI to its shareholders, except distributions made to the 3SI Shareholders for payment to the Previous Owners on the Promissory Note owed to the Previous Owners. None of the officers or directors of 3SI or any of their Affiliates, directly or indirectly:

(a) owns any debt, equity or other interest or investment in any corporation, association or other entity which is a competitor, lessor, lessee, customer or supplier of 3SI;

(b) has any cause of action or other claim whatsoever against or owes any amount to, or is owed any amount by, 3SI, except for (i) reimbursement of business expenses incurred in the ordinary course of business, and (ii) current payroll, accrued vacation pay and other rights as an employee of 3SI;

(c) has any interest in or owns any property or right used in the conduct of the business of 3SI; or

(d) is a party to any contract, lease, agreement, arrangement or commitment entered into with 3SI or in connection with the 3SI Business, except as contemplated by this Agreement.

     6.7. Financial Statements and Related Matters.

(a) Financial Statements and Liabilities. The current financial statements of 3SI for the years ended December 31, 1996 and 1995 to be furnished by 3SI to TYREX prior to the Closing Date (the "3SI Financials") and the 3SI Interim Financial Statements are and will be: (i) accurate, correct and complete in all material respects; (ii) in accordance with the books of account and records of 3SI; (iii) fair presentations of the financial condition and results of operations of 3SI as of the dates and for the periods indicated therein; and (iv) prepared in accordance with GAAP. Except to the extent reflected on the balance sheet included in the 3SI Interim Financial Statements, obligations for trade payables and accrued liabilities incurred since March 31, 1997 in the ordinary course of business, and leases for office equipment and facilities, 3SI does not have any indebtedness, liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise;

(b) Books and Records. The books of account, stock records and other records (financial and otherwise) of 3SI are in all material respects complete and correct and are maintained in accordance with good business practices; and

(c) Interim Change. Since the date of 3SI's Interim Financials, there has not been (i) any material adverse change in the financial condition, assets, liabilities, personnel or business of 3SI or in its relationships with suppliers, customers, distributors, lenders, lessors or others; (ii) any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting 3SI; (iii) any event or condition or series of events or conditions which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on 3SI; or (iv) any development which could or will have a material adverse effect on 3SI.

     6.8. Accounts Receivable.   All outstanding accounts and notes receivable
reflected on the 3SI Interim Financial Statements and incurred in the ordinary course of business since the date of 3SI's Interim Financials are, and as of the Closing Date, will be, due and valid claims against account debtors for goods or services delivered or rendered, collectible in full within 120 days of delivery and subject to no defenses, offsets or counterclaims, except as reserved against in the 3SI Interim Financial Statements in accordance with GAAP. All receivables arose in the ordinary course of business, and no receivables are subject to prior assignment, adverse claims, liens or security interests, except for the existing line of credit from Bank One, N.A., in the initial approximate amount of $1,175,000. 3SI has provided sufficient reserves in the 3SI Interim Financial Statements to cover any liabilities to customers for discounts, returns, promotional allowances or otherwise. 3SI has provided sufficient reserves in the 3SI Interim Financial Statements to cover any refunds, allowances or returns in respect of products manufactured, processed, distributed, shipped or sold by or for the account of 3SI.

     6.9. Inventory. All inventories reflected on the 3SI Interim Financial Statements and acquired thereafter are (a) properly valued at the lower of cost or market value on a first-in, first-out basis in accordance with GAAP; (b) of good and merchantable quality and contain no material amounts that are not salable and usable in the ordinary course of business and meet the current standards and specifications of its business; (c) in conformity with warranties customarily given to purchasers of like products; and (d) at levels adequate and not excessive in relation to the circumstances of its business and in accordance with past inventory stocking practices. All inventories disposed of subsequent hereto will be disposed of only in the ordinary course of business and at prices and under terms that are consistent with the past practices of 3SI customary in its industry.

     6.10. Title to Assets. 3SI is the legal and equitable owner of all right, title and interest in and has good and marketable title to all of the assets which it purports to own and which are reflected on the balance sheet included in the 3SI Interim Financial Statements and acquired in the ordinary course of business subsequent thereto. Except as disclosed in SCHEDULE 6.10, none of the assets which 3SI purports to own are subject to (a) any material title defect or objection; (b) any contract of lease, license or sale, except the sale of inventory in the ordinary course of business; (c) any Security Interest; (d) any royalty or commission arrangement (except the Royalty to Previous Owners defined in Section 1 and set forth in Schedule 6.10); or (e) any materially adverse claim, covenant or restriction. The 3SI assets are in good operating condition and repair, taken as a whole (reasonable wear and tear excepted), are suitable for the purposes for which they are presently being used, and are adequate to meet all present requirements of the business of 3SI as currently conducted.
3SI does not own any real property.

     6.11.   Intellectual Property and Trade Secrets; No Infringement.

(a) SCHEDULE 6.11 sets forth an accurate, correct and complete list and summary description of all patents, trademarks, trademark rights, trade names, trade styles, trade dress, product designations, service marks, copyrights and applications for any of the foregoing utilized in the business of 3SI
     (the "3SI Intellectual Property").   Except as set forth in SCHEDULE 6.11,
     (i) 3SI owns or has the exclusive right to use the 3SI Intellectual Property; (ii) no action, suit, proceeding or investigation is pending or, to the best knowledge of 3SI is threatened, which alleges that the 3SI Intellectual Property or its sale of products and services interferes with, infringes upon, conflicts with or otherwise violates the rights of others, and none is subject to any outstanding order, decree, judgment, stipulation or other adverse charge; and (iii) there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the 3SI Intellectual Property;

(b) All information in the nature of know-how, trade secrets or proprietary information which provides 3SI with an advantage over competitors is
     collectively called the "3SI Technical Information".   All 3SI Technical
     Information (i) is owned solely and exclusively by 3SI; (ii) is adequately documented and in condition for use by the Surviving Corporation upon consummation of the Merger; and (iii) has been continuously maintained in confidence by taking reasonable precautions to protect the secrecy of all 3SI Technical Information and to prevent disclosure to unauthorized parties; and

(c) The 3SI Shareholders do not own or possess any intellectual property rights or technical information useful to the 3SI Business which have not been assigned and transferred to 3SI and all of the same currently are included in the 3SI Intellectual Property and the 3SI Technical Information. All rights to inventions and technical information developed by the 3SI Shareholders in the course of their employment by 3SI or otherwise relating to the 3SI Business as of the Closing Date are and shall be included in the 3SI Intellectual Property and the 3SI Technical Information.

     6.12.     Employees.

(a) Employment Contracts. Except as set forth in Schedule 6.12 with respect to the 3SI Shareholders, there are no agreements, arrangements or understandings, written or oral, with officers, directors and employees of 3SI regarding services to be rendered, terms and conditions of employment, or compensation which are not terminable at will by 3SI;

(b)  No Extraordinary Benefits.   Except as set forth in Schedule 6.12 with
     respect to the 3SI Shareholders, no employee of 3SI is entitled to receive supplementary retirement benefits or allowances, whether pursuant to a contractual obligation or otherwise, and 3SI has not (i) paid, or made any accrual or arrangement for the payment of, bonuses or special compensation of any kind including any severance or termination pay, to any present or former officer or employee, (ii) made wage or salary increases except in the ordinary course of business consistent with prior practice, or (iii) increased or altered any other benefits or insurance provided to any employee;

(c) Disputes. There are no controversies pending or, to the knowledge of 3SI, threatened involving any group of employees. 3SI has not suffered or sustained any work stoppage and no such work stoppage is threatened. No union organizing or election activities involving any employees of 3SI are in progress or threatened;

(d) Compliance. 3SI has complied with all laws, rules and regulations relating to the employment of labor by 3SI, including provisions relating to wages, hours, equal opportunity, persons with disabilities, occupational health and safety, severance, collective bargaining and the payment of social security and other taxes; and

(e) Employee Benefit Plans. Except as set forth in Schedule 6.12 with respect to the 3SI Shareholders, 3SI is not a party to or obligated under any "welfare benefit plans" as defined in S3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, or any employee pension benefit plans, bonus, profit sharing, deferred compensation, incentive or other compensation plans or arrangements, or other employee fringe benefit plans, whether funded or unfunded, qualified or unqualified, whether maintained or contributed to by 3SI or any other organization which is a member of a controlled group of organizations for the benefit of any of its officers, employees or other persons.

     6.13. Material Contracts. SCHEDULE 6.13 sets forth an accurate, correct and complete list of all significant instruments, commitments, agreements, arrangements and understandings to which 3SI is a party or by which any of its assets are subject or bound, or pursuant to which 3SI is a beneficiary (the "3SI Material Contracts"). SCHEDULE 6.13 includes, without limitation, a list of all (a) real estate leases; (b) personal property leases involving payments of more than $10,000 per year; (c) distribution and manufacturers' representation agreements; (c) agreements or licenses relating to intellectual property; (d) commitments for capital expenditures or for the purchase of goods or services in excess of $25,000 except those incurred in the ordinary course of business; (e) any purchase order or commitment obligating 3SI to sell or deliver any product or service at a price which does not cover the cost (including labor, materials and production overhead); (f) any instrument evidencing indebtedness, liability for borrowed money, obligations for the deferred purchase price of property in excess of $25,000 (excluding normal trade payables), and any instrument guaranteeing any indebtedness, obligation or liability; (g) any joint venture, partnership or other agreement involving a sharing of profits; (h) any deed, lease, easement, agreement or other instrument affecting real property; (i) any contract with any government agency; (j) any contract with respect to the discharge, storage or removal of effluent, waste or pollutants; (k) any license or royalty agreement; (l) any contract to indemnify any party or to share tax liability of any party; (m) any contract for the purchase or sale of foreign currency or derivative securities;
(n) any contract containing covenants not to compete in any line of business or with any person in any geographical area; and (n) any other commitment which provides for payment or performance having an aggregate value of $5,000 or more that is not terminable without payment or penalty.

          Accurate, correct and complete copies of all 3SI Material Contracts have been delivered by 3SI to TYREX. 3SI has complied with all material commitments and obligations on its part to be performed or observed under each 3SI Material Contract, and no event has occurred which is or, after the giving of notice or passage of time, or both, would constitute a default under or a breach of any 3SI Material Contract.

     6.14. Software and Information Systems. 3SI owns all necessary right, title and interest to all electronic data processing systems, information systems, computer software programs, program specifications, procedures, input data, routines, data bases, report layouts and formats, record file layouts, diagrams, functional specifications and other related material used in the 3SI Business (collectively the "3SI Software"), except for 3SI Software which is validly licensed to 3SI. All 3SI Software documentation is current, accurate and sufficient in detail and content to identify and explain the nature thereof, and to allow its full and proper use by the Surviving Corporation without reliance on the special knowledge or memory of third parties.
     6.15. Customers, Subcontractors and Suppliers. All contracts and orders with customers, subcontractors and suppliers were entered into by or on behalf of 3SI in the ordinary course of business and will be fully performed within the period contracted for. There has been no cancellation of backlogged orders in excess of cancellations previously experienced in the ordinary course of business. Schedule 6.15 sets forth the backlog of 3SI at March 31, 1997.
3SI has no reason to believe that any customer, subcontractor or supplier will cease to do business with the Surviving Corporation after, or as a result of, the Merger contemplated hereby, or that any customer or supplier of 3SI is threatened with bankruptcy or insolvency. 3SI knows of no fact, condition or event which would adversely affect the relationship of 3SI with any existing customer or supplier.

     6.16. Licenses and Permits. All material licenses, permits, accreditations or authorizations required by 3SI for the conduct of the 3SI Business are valid and in full force and effect and there are no pending or threatened proceedings which could result in the termination, revocation, limitation or impairment of any of the same.

     6.17. Product Warranty and Product Liability. All products manufactured, processed, distributed, shipped or sold by 3SI and any services rendered by 3SI have been in conformity in all material respects with all applicable contractual commitments and all expressed or implied warranties. There are no existing claims, liabilities or obligations arising from or alleged to arise from any injury to person or property as a result the conduct of the business of 3SI or use of any product manufactured, processed, distributed, shipped or sold by 3SI prior to the Closing Date.

     6.18. Insurance. 3SI maintains insurance issued under valid and enforceable policies or binders for the benefit of 3SI, and all such policies or binders are in full force and effect and are in amounts and for risks, casualties and contingencies customarily insured against by enterprises in operations similar to the business operated by 3SI. There are no pending or asserted claims against any insurance of 3SI as to which any insurer has denied liability, and there are no claims under any such insurance that have been disallowed. No notice of cancellation or nonrenewal with respect to any insurance has been received by 3SI.

     6.19. Environmental Matters. The use and operation by 3SI of each facility used in the 3SI Business has been, and on the Closing Date will be, in compliance with all Federal, state and local environmental and anti-pollution laws and regulations, including the Resource Conservation and Recovery Act, as amended ("RCRA"), and all laws and regulations concerning particulate emissions, hazard communication, surface water pollution, groundwater pollution, air pollution, solid wastes, hazardous wastes, storage, handling, treatment, transportation, spills or other releases, and disposal of any substance, material or waste, and exposure to or notification regarding any substance, material or waste. There has not been, and is not occurring, at any facility operated or previously owned or operated 3SI any improper release or threatened release of any hazardous substances or petroleum products. 3SI has not applied or disposed of any hazardous substance in any manner which may require removal, remedial action or expense at any facility, site, location or body of water, surface or subsurface. No environmental audits or assessments or occupational health studies have been undertaken by 3SI or any government agency with respect to the 3SI Business, facilities or properties. To the best knowledge to 3SI, there has not been located on or disposed of on any facility owned or operated by 3SI during any period of such ownership or operations, or, at any other time:
(a) any asbestos; any material, equipment or structure constructed of or containing any asbestos; or any product or item made in whole or in part of asbestos, or (b) any polychlorinated biphenyl; any compound or material containing any polychlorinated biphenyl; or any equipment, article or item using, containing, or made up in whole or in part of any polychlorinated biphenyl.

     6.20. Compliance with Law. 3SI and its 3SI Business and assets conform in all material respects to all applicable statutes, codes, ordinances, licensing requirements, laws, rules and regulations. No notice from any governmental body or other person of any violation of any statute, code, ordinance, law, rule or regulation or requiring or calling attention to the necessity of any repairs, installation or alteration in connection with the 3SI Business or assets of 3SI has been served, and 3SI does not know of any meritorious basis therefor.

     6.21.     Taxes.

(a) Filings. 3SI has filed all returns, declarations and reports and all information returns and statements (collectively, "3SI Returns") required to be filed or sent with respect to all federal, state, county, local and other taxes of every kind and however measured, including income, gross receipts, excise, franchise, property, value added, import duties, employment, payroll, sales and use taxes and any additions to tax and any interest or penalties thereon (collectively, "3SI Taxes") for any period ending on or before the Closing Date. As of the time of filing, the 3SI Returns correctly reflected the income, business, assets, operations, activities and status of 3SI and any other information required to be shown thereon. 3SI has paid or made provision for all 3SI Taxes shown as due and payable on its 3SI Returns required to be filed or sent prior to the Closing Date. All required 3SI Tax estimates, deposits, prepayments and similar reports or payments for current and prior periods have been properly made; and

(b) Compliance. 3SI has withheld amounts from employees and others working in the 3SI Business, as required under applicable law, and has filed all 3SI Returns with respect to employee income tax withholding and social security and unemployment taxes and paid such 3SI Taxes in compliance with the tax withholding provisions of the Code and other applicable laws.

     6.22. Legal Proceedings. 3SI is not engaged in or a party to or threatened with any action, suit, proceeding, complaint, charge, investigation or arbitration or other method of settling disputes or disagreements, and neither 3SI nor the 3SI Shareholders knows, anticipates or has notice of any reasonable basis for any such action. 3SI has not received notice of any investigation threatened or contemplated by any government or regulatory authority, including those involving the safety of products, the working conditions of employees, employment practices or policies, or compliance with environmental regulations. 3SI is not subject to any judgment, order, writ, injunction or decree of any court or any government agency or any arbitrator.

     6.23. No Brokers. Except as set forth in Schedule 5.17 (the agreement with ONE CAPITAL CORPORATION, and the finder's agreement with TOM V. CHENAULT) and in Schedule 6.23, neither 3SI nor any of its Affiliates has retained any broker, finder or agent or incurred any liability or obligation for any brokerage fees, commissions or finders' fees with respect to this Agreement or the transactions contemplated hereby for which the Surviving Corporation will be responsible.

     6.24. Disclosure. The representations and warranties of 3SI contained in this Agreement and each Schedule, certificate or other written statements delivered pursuant to this Agreement are each accurate, correct and complete in all material respects, and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading.

     6.25. Previous Negotiations. 3SI and the 3SI Shareholders have provided all written documentation in its (their) possession which in any way relates to any offer to sell, sale or other proposed disposition of shares of 3SI, whether by 3SI or by the 3SI Shareholders individually, including without limitation all reports, letters, correspondence, valuations and agreements (whether terminated or not) related thereto. Such persons have also provided written summaries of any substantive oral offers in the foregoing regard.

SECTION 7.          CONDITIONS PRECEDENT TO CLOSING

     The obligations of each the parties to consummate the transactions to be performed by it at Closing are subject to satisfaction of the following conditions precedent:

     7.1. Prior to the Closing, TYREX shall have furnished sufficient documentation and bank statements to 3SI to demonstrate that TYREX has complied with the provisions of Section 4.1 of this Agreement and that, after giving effect to the payment and settlement of TYREX's known debts and liabilities, as provided therein, TYREX has sufficient cash (at least $400,000) on deposit to satisfy the requirements of Section 4.1 of this Agreement.

     7.2. Prior to the Closing, 3SI and TYREX shall each have completed, to its sole satisfaction, its due diligence investigation of the other party pursuant to Section 4.3 of this Agreement; and shall not have given written notice to the other party of its desire to terminate the transaction.

     7.3. The Articles of Merger shall have been prepared, signed and ready for filing with the Secretary of State of Colorado.

     7.4. The representations and warranties of TYREX set forth in Section 5 of this Agreement and the Schedules relating thereto, and the representations and warranties of 3SI set forth in Section 6 of this Agreement and the Schedules related thereto, shall be true and correct in all respects at and as of the Closing Date.
     7.5. At the Closing Date, each of the parties shall have performed and complied with all of its covenants and agreements hereunder to be performed at or prior to the Closing Date including, without limitation, all covenants and agreements set forth in Sections 3 and 4 of this Agreement, and including, but not limited to execution of satisfactory Employment Agreements with the 3SI Shareholders, pursuant to Section 4.4 of this Agreement and Exhibit A attached hereto.

     7.6. At the Closing Date, no action, suit or proceeding shall be in effect, pending or threatened before any court or quasi-judicial or administrative agency of any federal, state or local jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Surviving Corporation to operate or control business and assets of TYREX and 3SI.

     7.7. At the Closing, the cold comfort letters referred to in Section 4.3(d) and (e) shall have been delivered; and TYREX and 3SI shall have each received from counsel to the respective parties an opinion with respect to appropriate matters addressed to TYREX and 3SI respectively and dated as of such date.

     7.8. At the Closing Date, all actions to be taken by TYREX and 3SI in connection with the Merger and the consummation of the transactions contemplated by this Agreement, and all certificates, opinions, instruments and other documents required to effect the transactions contemplated by this Agreement, shall be satisfactory in form and substance to counsel for TYREX and counsel for 3SI.
     7.9 At the Closing Date, 3SI shall have provided evidence to TYREX that it has in place Bank One interim financing through September 1,1 997 in the amount of $1,100,000.

     7.10 At the Closing, TYREX, 3SI and the 3SI Shareholders individually shall have executed the "Transition Agreement" defined herein.

     7.11 Fairness Opinion. At Closing, TYREX shall have received a fairness opinion from One Capital Corporation, satisfactory in form and substance to TYREX and 3SI.

     7.12 Chenault. The finders fee letter of March 5, 1997 between 3SI and Tom Chenault shall have been terminated and a general release and waiver from Mr. Chenault and/or MOE shall have been delivered to TYREX.

     7.13 Previous Owners of 3SI. 3SI and the Previous Owners of 3SI have entered into agreement satisfactory to TYREX which replace the existing Stock Purchase and Pledge Agreements pursuant to which the 3SI Shareholders purchased 300 shares of 3SI common stock.


SECTION 8.          SURVIVAL OF REPRESENTATIONS AND WARRANTIES,
                    COVENANTS AND INDEMNIFICATION PROVISIONS

     8.1. Reliance. All representations, warranties, covenants and agreements contained in this Agreement or in any document, agreement or instrument delivered pursuant hereto or thereto shall be deemed to be material and to have been relied upon by the parties hereto, and the accuracy thereof shall be a condition precedent to the obligation of the other parties hereto to consummate the transactions contemplated by this Agreement.

     8.2. Survival of Representations and Warranties After Closing.

(a) The representations and warranties of TYREX set forth in Section 5 of this Agreement shall survive the Closing hereunder.

(b) The Representations of 3SI set forth in Section 6 of this Agreement shall survive the Closing hereunder.

     8.3. Indemnification to 3SI Shareholders from TYREX.

(a) The 3SI Shareholders shall be indemnified, held harmless and reimbursed by TYREX from and after the Closing Date, but only if the Closing shall occur, for any and all losses, liabilities, damages, costs and expenses including, without limitation, all reasonable attorneys' fees incurred in enforcing the provisions of this Section 8.3, actually suffered or incurred by the 3SI Shareholders as a result, (collectively, the "TYREX Indemnified Obligations"), any and all liabilities, losses, damages, claims, costs and expenses resulting from (a) misrepresentations or breaches of any warranties on the part of TYREX contained in Section 5 of this Agreement;
     (b) Environmental violations, or EEOC violations occurring prior to the Closing Date, but asserted after Closing; (c) Violation of any applicable bulk sales law in Wyoming; and (d) any ERISA liabilities arising prior to Closing, but asserted after Closing. Such TYREX Indemnified Obligations shall include, without limitation, any and all liabilities, losses, damages, costs and expenses of the Surviving Corporation and TYREX arising as a result of liabilities and obligations of TYREX attributable to any act or omission prior to the Closing Date, except for liabilities and losses disclosed in the TYREX Audited Financial Statements, the TYREX Interim Financial Statements, the Schedules attached to this Agreement or liabilities incurred by TYREX in the ordinary course of business of TYREX prior to the Closing Date.

     8.4. Indemnification to TYREX from 3SI.

(a) TYREX and its officers, directors, employees and agents shall be indemnified, held harmless and reimbursed by 3SI, from and after the Closing Date, but only if the Closing shall occur, for all of any and all losses, liabilities, damages, costs and expenses including, without limitation, all reasonable attorneys' fees incurred in enforcing the provisions of this Section 8.4, actually suffered or incurred by TYREX as a result, (collectively, the "3SI Indemnified Obligations"), any and all liabilities, losses, damages, claims, costs and expenses resulting from misrepresentations or breaches of any warranties on the part of 3SI contained in Section 6 of this Agreement or the Special Covenant set forth in Section 8.5 below. Such 3SI Indemnified Obligations shall include, without limitation, any and all liabilities, losses, damages, costs and expenses of TYREX arising as a result of liabilities and obligations of 3SI attributable to any act or omission prior to the Closing Date, except for liabilities and losses disclosed in the 3SI Financial Statements, the 3SI Interim Financial Statements, the Schedules attached to this Agreement or liabilities incurred by 3SI in the ordinary course of business of 3SI prior to the Closing Date.

     8.5 Special Covenant. 3SI and the 3SI Shareholders represent, warrant and covenant that neither it, nor they, have represented to Bank One or any other creditor that TYREX will assume, guarantee or otherwise become obligated with respect to any amounts owed to such persons, or that TYREX assets are or will be available in satisfaction of any such debts or obligations.

SECTION 9.          TERMINATION

     Termination of Agreement. The parties may terminate this Agreement as provided below:

          9.1. The parties may mutually agree to terminate this Agreement by written consent of 3SI and TYREX at any time prior to the Closing.

          9.2. TYREX may terminate this Agreement at any time prior to the Closing Date by giving written notice to 3SI and each of the 3SI Shareholders at any time prior to the Closing Date in the event 3SI is in material breach of any representation, warranty or covenant on its part contained in this Agreement, has failed to perform any material covenant or agreement on 3SI's part to be performed hereunder, or by reason of the failure of any of the conditions precedent under Sections 3, 4 and 7 hereof.

          9.3. 3SI may terminate this Agreement at any time prior to the Closing Date by giving written notice to TYREX at any time prior to the Closing Date in the event TYREX is in material breach of any representation, warranty or covenant on its part contained in this Agreement, has failed or is unable to perform any material covenant or agreement on TYREX's part to be performed hereunder, or by reason of the failure of any of the conditions precedent under Sections 3, 4 and 7 hereof.

          9.4. The termination of this Agreement prior to the Closing Date shall be without cost or liability to any of the parties hereto, each of which shall bear its own expenses incurred in connection with the execution and performance of this Agreement prior to the Closing hereunder.

SECTION 10.         MISCELLANEOUS

     10.1. Amendments and Waiver. No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     10.2. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid and return receipt requested, commercial overnight courier (such as Express Mail, Federal Express, etc.) with written verification of receipt or by facsimile telecopy. A notice shall be deemed given: (a) when delivered by personal delivery (as evidenced by the receipt); (b) ten (10) days after deposit in the mail if sent by registered or certified mail; (c) one (1) business day after having been sent by commercial overnight courier as evidenced by the written verification of receipt; or
(d) one business day after the date of confirmation if telecopied, in each event addressed as set forth below:

If to TYREX:                  Tom N. Richardson, President
                              Tyrex Oil Company
                              777 North Overland Trail
                              Suite 101
                              Casper, Wyoming  82601

With copy to:                 Samuel E. Wing
                              Jones & Keller, P.C.
                              1625 Broadway, Suite 1600
                              Denver, Colorado  80202
                              Telephone:  (303) 573-1600
                              Facsimile:  (303) 893-6506

IF TO 3SI
or the 3SI Shareholders:      Frank Backes, Frederick Slack and Larry Valdez
                              KSI;3SI Inc.
                              6886 South Yosemite Street
                              Englewood, Colorado  80112
                              Facsimile No.:  (303) 741-9801

With copy to:                 Daniel P. Edwards, Esq.
                              128 S. Tejon, Suite 310
                              Colorado Springs, Colorado  80903
                              Telephone:  (719) 634-3142
                              Facsimile:  (719) 634-3142

Any party may change its address for receiving notice given by written notice given to the others named above.

     10.3. Expenses. Each party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated by the Agreement.

     10.4. Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which together constitute one and the same instrument.

     10.5. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and assigns. No party to this Agreement shall be entitled to assign its rights and duties under this Agreement without the consent of the other parties.

     10.6. Entire Transaction. This Agreement and the documents referred to herein contain the entire understanding among the parties with respect to the actions contemplated hereby and supersedes all other agreements, understandings and undertakings among the parties on the subject matter hereof.

     10.7. Other Rules of Construction. Words in the singular include the plural and in the plural include the singular. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     10.8 Announcements. Upon the execution of this Agreement, TYREX and 3SI shall promptly confer to release an appropriate public announcement of the proposed Merger contemplated hereby; provided, that no such announcement shall be released except in the form of a written statement mutually agreed to by both parties.

     10.9. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties, the Surviving Corporation and their respective shareholders, successors and permitted assigns.

     10.10. Interpretation. This Agreement shall be interpreted according to its fair meaning and not for or against either party who may have drafted provisions hereof.

     10.11. Choice of Law. This Agreement shall be deemed to have been made and executed, and all performance shall be deemed to take place, within the State of Colorado. All aspects of this Agreement shall be governed by and interpreted by the laws of the State of Colorado.


     10.12.    Mediation; Arbitration.

          10.12.1   Negotiation Between Senior Executives

(a) The parties shall attempt in good faith to resolve any controversy, claim or dispute of whatever nature arising between the parties, including but not limited to those arising out of or relating to this Agreement or the construction, interpretation, performance, breach, termination, enforceability or validity thereof, or the commercial, economic or other relationship of the parties hereto, whether such claim is based on rights, privileges or interest recognized by or based upon statute, contract, tort, common law or otherwise and whether such claim existed prior to or arises on or after the date of this Agreement (a "Dispute"), promptly by negotiation between Tom Richardson for TYREX and Frank Backes for 3SI ("Senior Party Representatives").

(b) Either party may give the other party written notice (a "Dispute Notice") of any Dispute which has not been resolved in the normal course of business. Within three (3) days after delivery of the Dispute Notice, the receiving party shall submit to the other a written response (the "Response"). The Dispute Notice and the Response shall include (i) a statement setting forth the position of the party giving such notice and a summary of arguments supporting such position. Within three (3) days after delivery of the Response, the Senior Party Representatives of both parties shall meet a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored.

(c) If the Dispute has not been resolved within ten (10) days after delivery of the Dispute Notice, or if the parties fail to meet within ten (10) days after delivery of the Dispute Notice, as hereinabove provided, either party may initiate mediation of the Dispute as hereinafter provided.

(d) All negotiations pursuant to this Section 10.12.1 shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current of future arbitration or litigation.

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
          10.12.2   Mediation

(a) If the Dispute has not been resolved by negotiation as hereinabove provided, the parties shall make a good faith attempt to settle the Dispute by mediation pursuant to the provisions of this Section 10.12.2 before resorting to arbitration, litigation or any other dispute resolution procedure.

(b) Unless the parties agree otherwise, the mediation shall be conducted in accordance with the Commercial Mediation Rules of the American Arbitration Association (the "AAA") then in effect by a mediator who (i) has the qualifications and experience set forth in paragraph (c) of this Section
     10.12.2 and (ii) is selected as provided in paragraph (d) of this Section 10.12.2.

(c) Unless the parties agree otherwise, the mediator shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who is or has been practicing law for at least fifteen (15) years, specializing in either general commercial litigation or general corporate and commercial matters with some familiarity as to securities regulation, and (ii) who has had both training and experience as a mediator and who has mediated at least ten cases.

(d) Either party (the "Initiating Party") may initiate mediation of the Dispute by giving the other party (the "Recipient Party") written notice (a "Mediation Notice") setting forth a list of the names and resumes of qualifications and experience of three impartial persons who the Initiating Party believes would be qualified as a mediator pursuant to the provisions of paragraph (c) hereof. Within three (3) days after the delivery of the Mediation Notice, the Recipient Party shall give a counter-notice (the "Counter-Notice") to the Initiating Party in which the Recipient Party may designate a person to serve as the mediator from among the three persons listed by the Initiating Party in the Mediation Notice in which event such designated person shall be the mediator. If none of the persons listed in the Mediation Notice is designated by the Recipient Party to serve as the mediator, the Counter-Notice should set forth a list of the names and resumes of three impartial persons who the Recipient Party believes would be qualified as a mediator pursuant to the provisions of paragraph (c) hereof. Within three (3) days after the delivery of the Counter-Notice, the Initiating Party may designate a person to serve as the mediator from among the three person listed by the Recipient Party in the Counter-Notice in which event such designated person shall be the mediator. If the parties cannot agree on a mediator from the three impartial nominees submitted by each party, each party shall strike two names from the other party's list, and the mediator shall be selected by lot between the two remaining persons on both lists and the two remaining persons on both lists will jointly select as the mediator any person who has the qualifications and experience set forth in paragraph (c) hereof. If they are unable to agree, immediate arbitration may be instituted by either party.

(e) Within ten (10) days after the mediator has been selected as provided above, both parties and their respective attorneys shall meet with the mediator for one mediation session of at least four hours, it being agreed that each party representative attending such mediation session shall be a Senior Party Representative with authority to settle the Dispute. If the Dispute cannot be settled at such mediation session or at any mutually agreed continuation thereof, either party may give the other and the mediator a written notice declaring the mediation process at an end, in which event then the Dispute shall be resolved by arbitration as hereinafter provided.

(f) All conferences and discussions which occur in connection with the mediation conducted pursuant to this Agreement shall be deemed settlement discussions, and nothing said or disclosed, nor any document produced, which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

(g)  The costs of the mediation shall be shared equally between the parties.

          10.12.3   Arbitration

(a)  If the Dispute has not been resolved by negotiation as provided in Section
     10.12.1 or mediation as provided in Section 10.12.2, then, except as otherwise provided in this Section 10.12.3, the Dispute shall be determined by arbitration in Denver, Colorado in accordance with the Commercial Arbitration rules of the American Arbitration Association ("AAA")[and its Supplementary Procedures of Large, Complex Disputes then in effect by one arbitrator who (i) has the qualifications and experience set forth in paragraph (b) of this Section 10.12.3 and (ii) is selected as provided in paragraph (c) of this Section 10.12.3. The arbitrator(s) shall base their award on the terms of this Agreement, and they shall endeavor to follow the law and judicial precedents which a United States District Judge sitting in the Federal District Court of Wyoming would apply in the event the Dispute were litigated in such court. The parties expressly agree that this Agreement shall confer no power or authority upon the arbitrator(s) to render any judgment or award that is erroneous in its application of substantive law and expressly agree that no such erroneous judgment or award shall be eligible for confirmation. The arbitrator(s) shall render their award in writing and, unless both parties agree otherwise, shall include an explanation of the reasons for their award, which explanation may be limited to the extent necessary to support the award and need not attempt to cover all issues raised by the parties. The arbitration shall be governed by the substantive laws of the State of Wyoming applicable to contracts made and to be performed therein, without regard to conflicts of law rules, and by the arbitration law of the Federal Arbitration Act (Title 9, U.S. Code), and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

(b) Every person named on all lists of potential arbitrators shall be a neutral and impartial lawyer with excellent academic and professional credentials
     (i) who is or has been practicing law for at least fifteen (15) years, specializing in either general commercial litigation or general corporate and commercial matters with some familiarity as to securities regulations; and (ii) who has had both training and experience as an arbitrator and is generally available to serve as an arbitrator.

(c) The arbitrator shall be selected as provided in this Section 10.12.3 and otherwise in accordance with the AAA's Commercial Arbitration Rules then in effect, except that each party shall be entitled to strike on a peremptory basis, for any reason or no reason, any or all of the names of potential arbitrators on any list submitted to the parties by the AAA and any person selected by the AAA to serve as an arbitrator by administrative appointment. In the event the parties cannot agree on a mutually acceptable arbitrator form the one or more lists submitted by the AAA within ten (10) days after the AAA transmits to the parties its first list of potential arbitrators, the President of the Colorado Bar Association shall designate three persons who, in his or her opinion, meet the criteria set forth in paragraph (b) hereof, which designees may include persons named on any list submitted by the AAA. Each party shall be entitled to strike one of such three designees on a peremptory basis within 10 days after its receipt of such list of designees, indicating its order of preference with respect to the remaining designees. If two of such designees have been stricken by the parties, the unstricken designee shall be the arbitrator. Otherwise, the selection of the arbitrator shall be made by the AAA from the remaining designees in accordance with their mutual order of preference, or by random selection in the absence of a mutual order of preference.

     10.13. Choice of Venue. Any mediation or arbitration shall take place in Denver, Colorado. Any litigation, including litigation arising out of or concerning such arbitration, shall be conducted exclusively in the Federal District Court, Denver, Colorado, if applicable, and if not, in the District Court, Denver County, Colorado. All parties hereby consent to the jurisdiction of such court for all litigation.

SECTION 11.    Piggyback Registration Rights.

     11.1.     Definitions.  For purposes of this Section 11:

          (1)  The "Company" means the Surviving Corporation.

            (2)     The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

            (3)     The term "Securities with Piggyback Rights" means securities of the Company which are entitled upon request to be included in a registration effected by the Company (including a registration statement effected by the Company for shareholders).

     11.2. Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company on Form S-8 except for that required to be filed for One Capital Corporation) any of its stock or securities under the Act, the Company shall, at such time, promptly give each of the 3SI Shareholders and each of the present officers and directors of TYREX ("Holders"), written notice of such registration. Upon the written request of each such Holder given within twenty
(20) days after mailing of such notice by the Company in accordance with the notice requirements hereof, the Company shall, subject to the provisions hereof, cause to be registered under the Act all of the Piggyback Securities.

     11.3. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section that the selling Holders shall furnish to the Company such information regarding themselves, the Piggyback Securities held by them, and the intended method of disposition of such securities shall be required to effect the registration of their Piggyback Securities.

     11.4. Expenses of Piggyback Registration. All expenses incurred in connection with registrations pursuant hereto, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, audit fees, if required, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of counsel for the selling Holders shall be borne by the Company.

     11.5 Underwriting Requirements. In connection with any offering involving an underwriting of shares, the Company shall not be required to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company.

     11.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 12.
      11.7 Indemnification. In the event any Piggyback Securities are included in a registration statement under this Section 12:
          (1) To the extent permitted by law, the Company and the Holders of the Piggyback Securities will each indemnify and hold harmless each other and the officers, directors and controlling shareholders of the Company and any underwriter (as defined in the Act) , against any losses, claims, damages, or liabilities joint of several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or action's in respect thereof arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (b) the omission or alleged omission to state there a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the indemnifying party will reimburse the party indemnified for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, or action. The Company shall not be liable under any of the foregoing circumstances for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder of the Piggyback Securities.

          (2) Promptly after receipt by an indemnified party, under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

      11.8 Assignment of Registration Rights. The rights to cause the Company to register Piggyback Securities pursuant to this Section may not be assigned by a Holder of such Piggyback Securities, without the prior written consent of the Company.

      IN WITNESS WHEREOF, each of the parties hereto has executed or caused this Agreement to be executed all as of the date first written above.

                  TYREX OIL COMPANY

                  By:         /s/ Tom N. Richardson
                     ---------------------------------
                        Tom N. Richardson, President



            KIMBROUGH COMPUTER SALES, INC. dba 3SI

                  By:        /s/ Larry Valdez
                     ---------------------------------
                        Larry Valdez, President

                  By:        /s/ Frank Backes
                     ---------------------------------
                        Frank Backes, Vice President

                  By:        /s/ Fred Slack
                     ---------------------------------------
                        Fred Slack, Chief Executive Officer


            3SI SHAREHOLDERS:

                  /s/ Frank Backes
                  ------------------------------
                  Frank Backes, an individual

                  /s/ Federick Slack
                  ------------------------------------
                  Frederick Slack, an individual

                  /s/ Larry Valdez
                  ------------------------------
                  Larry Valdez, an individual

Exhibit 97.10.2
                              TRANSITION AGREEMENT


     This Transition Agreement ("Agreement") is made and entered into this 28th day of May, 1997 between and among Tyrex Oil Company ("Tyrex"), Kimbrough Computer Sales, Inc., d/b/a 3Si, Inc. ("3Si") and Fred Slack, Frank Backes and Larry Valdez (collectively, the "3Si Shareholders") but bound separately hereto as individuals and as shareholders of 3Si, and Tom N. Richardson ("Richardson"), individually. All of the other parties to this Agreement are hereinafter referred to as the "Parties."

     WHEREAS, the Parties have entered into an Agreement and Plan of Reorganization dated May 28, 1997 (the "Reorganization Agreement"), pursuant to which a wholly owned subsidiary of Tyrex will merge with and into 3Si, and thereafter 3Si will be a wholly owned subsidiary of Tyrex and the 3Si Shareholders will become shareholders of Tyrex, and

     WHEREAS, Tyrex has heretofore entered into a Purchase and Sale Agreement relating to the sale of certain of its oil and gas assets for approximately $1,800,000 of gross proceeds subject to adjustment, which sale is contemplated to be closed on or before July 1, 1997 (the "Property Sale"), and

     WHEREAS, the Parties wish to provide for a mechanism whereby Tyrex can be assured of the ability to make a tender offer to its shareholders for certain of its shares.
     It is and has been, in consideration for the mutual promises and covenants contained herein and in the Agreement and Plan of Reorganization, agreed as follows:

     1 . Transition Period.  There shall be a Transition Period (defined below)
         -----------------
during which control of Tyrex will not be changed for purposes of Section 14(f) of the Securities Exchange Act of 1934 ("'34 Act"). The Transition Period is hereby defined by the Parties as that period of time between: (i) the Closing Date as defined in the Reorganization Agreement; and (ii) the earliest of (x) completion of the Self Tender Offer (defined below), (y) upon written agreement of the persons constituting the Boards of Directors of Tyrex and 3Si, or (z) December 31, 1997, unless extended in writing by the mutual agreement of all Parties hereto to a date not later than March 31, 1998. It is understood that when the Transition Period is terminated, any funds not used in the Self Tender Offer will become unrestricted funds of Tyrex.

     2.   Board of Directors.  During the Transition Period, the Board of
          ------------------
Directors of Tyrex shall be comprised of eight members, five of whom shall be designated by Tom N. Richardson and John D. Traut, or their successors or nominees and three of whom shall be designated by the 3Si Shareholders. To effectuate and perpetuate this portion of this Transition Agreement, the Parties agree further as follows.

      (i) from and after the Closing Date (as defined in the Reorganization Agreement) and until the occurrence of the earliest of the conditions described in Paragraph 1 above, each of Messrs. Valdez, Backes, Slack and Richardson (if he continues to be a shareholder of Tyrex after the Closing Date) shall vote all of his shares of Tyrex Common Stock and any other voting securities of Tyrex over which such shareholder has voting control and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a board committee or officer of Tyrex or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and Tyrex shall take all reasonable, necessary or desirable actions within its control (including, without limitation, calling special board and shareholder meetings), to ensure that the size of the Board remains eight to ensure the election of, and affirmative vote for, five nominees designated by the current Board of Directors of Tyrex and three nominees designated by the current Board of 3Si; to insure that Tyrex's Board of Directors will support 3Si management and will not take any action which will adversely affect 3Si's ability to implement its business plan after the merger, which the Tyrex Board understands may include but not be limited to arranging of new or increased credit lines; entering into strategic alliances or ventures with NETCOM, INACOM, SECURE COMPUTING or others (of which 3SI and the 3SI Shareholders hereby represent there are presently no agreements, plans, arrangements or understandings, except as set forth in the Reorganization Agreement); selling a portion (less than 7%) of the 3Si Shareholders' stock (after completion or termination of the self tender offer); paying off or refinancing the approximate $200,000 Note to the Previous Owners of 3Si to obtain the Previous Owners' release of their collateral in Tyrex stock; and performing such further acts as may be deemed by 3Si management to be in the best interests of Tyrex and its shareholders in pursuing the business plan; provided however 3SI may not issue, or agree to issue any of its securities or derivatives thereof, or take, or attempt to take, any other action during the Transition Period which would cause 3Si to be other than a wholly owned subsidiary of Tyrex. During the period covered by this Transition Agreement, 3Si will function under the control of its Board of Directors with general oversight by the Board of Directors of Tyrex necessary to meet their fiduciary duties;
      (ii) in the event that any representative designated by Tyrex or 3Si ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated by Tyrex if such person was a Tyrex nominee, or by 3Si if such person was a 3Si nominee;

      (iii) Messrs. Valdez', Backes', Slack's and Richardson's obligation to vote their shares as described in this Transition Agreement constitutes a voting Agreement created under the Wyoming Business Corporation Act;

      (iv) in order to secure each of Messrs. Valdez', Backes', Slack's and Richardson's obligation to vote his shareholder shares and other voting securities of Tyrex in accordance with the provisions of this Transition Agreement, each of Messrs. Valdez, Backes, Slack and Richardson hereby appoints Tom N. Richardson as his true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his shares and other voting securities of Tyrex for the election of directors as expressly provided for in this Transition Agreement for the modifications described in Paragraph 4(vii) below, if any, and for any affirmation or ratification set forth in Paragraph 4(viii) below, Tom N. Richardson may exercise the irrevocable proxy granted to him hereunder at any time Messrs. Valdez, Backes or Slack fail to comply with the provisions of this Transition Agreement. The proxies and powers granted by Messrs. Valdez, Backes and Slack pursuant to this paragraph 2 are coupled with an interest and are given to secure the performance of their respective obligations to Tyrex under this Transition Agreement. Such proxies and powers shall be irrevocable for the Transition Period and shall survive the death, incompetency, disability or bankruptcy of Messrs. Valdez, Backes or Slack or either of them and the subsequent holders of their shares;

      (v) Messrs. Valdez, Backes, Slack and Richardson shall not grant any proxy or become party to any voting trust or other Agreement which is inconsistent with, conflicts with, or violates any provision of this Agreement nor shall Messrs. Valdez, Backes and Slack assign, sell or transfer any Tyrex shares under circumstances where such assignee, purchaser or transferee is not bound hereby; and

      (vi) Messrs. Traut, Gruman and Massey will sign letters of resignation as members of the Board of Directors of Tyrex which letters shall be held in trust by Tom N. Richardson who shall date such letters and deliver them to Tyrex upon the earliest event to cause termination of the Transition Period as described in Paragraph 1(x), (y) and (z) above.


      3.    '34 Act Information and Filings.  The Parties acknowledge that Tyrex
             ------------------------------
is obligated to file certain information regarding the Reorganization Agreement, the Self Tender Offer and other matters under various provisions of the '34 Act, as are the 3Si Shareholders, individually and/or as a group. 3Si and the 3Si Shareholders and Richardson agree specifically that:

      (i) information in form and substance necessary to enable Tyrex to comply with Form 8-K, including among other things, Items 2 and 7, therein will be made available to Tyrex within 15 days and 30 days, respectively, from the date hereof; and

      (ii) information in form and substance necessary to enable Tyrex to file the Self Tender Offer will be made available to Tyrex within 30 days from the date hereof.

      The Parties further acknowledge that the proposed Self Tender Offer is an integral part of the overall reorganization of Tyrex and therefore that each will do whatever is reasonably requested to effectuate the Self Tender Offer as expeditiously as possible, and to that end 3Si will cause Larry Valdez and Paul Kaufhold to devote whatever time is reasonably requested to work with Tyrex and its agents in completing the Self Tender Offer.

      More specifically, Mr. Kaufhold will use his best efforts to deliver within thirty (30) days after the Closing Date a draft in proper and customary form suitable in the opinion of Jones & Keller, P.C., or any independent successor counsel to Tyrex, for inclusion in the Self Tender Offer document. Such document and the related financial statements will fully comply in form and content with applicable provisions of:

            (i)   Rule 13e-4 and Schedule 13E-4;

            (ii)  Regulation S-K;

            (iii) Regulation S-X.

Within ten (10) days after receipt of any comment letter(s) from the Securities and Exchange Commission with respect to such filing, Mr. Kaufhold will use his best efforts to provide full and adequate documentation to enable Tyrex to amend such filing(s) in accordance with such comments.

      4.    Self Tender Offer.  The Parties hereto acknowledge that the Self
            -----------------
Tender Offer is an integral part of the Reorganization Agreement and the Board of Directors, of Tyrex approved such Agreement based upon the representations, warranties and covenants of Richardson and of 3Si and the 3Si Shareholders as to its and their ability to provide the information necessary to meet the filing requirements described in paragraph 3 above. Therefore, the Parties agree that:
            (i) all will use their respective best efforts to conclude the Property Sale and if such is not concluded, each will use their respective best efforts to conclude a sale of the properties included in the present Agreement to another party as soon as is reasonably practicable:

            (ii) proceeds from the Property Sale, after payment of certain liabilities contemplated in the Reorganization Agreement, will be segregated and deposited in a trust escrow account with trust escrow account shall be Tom N. Richardson, John D. Traut and William P. Gruman and that a majority vote of the three trustees will be necessary for the trust to take any action to fulfill its purposes;

          (iii) the proceeds from the Property Sale, as deposited in the trust escrow account, along with funds from the Tyrex general account shall equal $1,800,000 plus an additional amount estimated to be sufficient to cover the legal, accounting, printing, mailing and other reasonable costs associated with the Self Tender Offer and will be held in trust for the benefit of existing Tyrex shareholders and shall not be subject to claims of creditors of 3Si nor shall it be subject to satisfying any actions or claims against 3Si;

          (iv) 3Si and the 3Si Shareholders, individually, for and in consideration of the sum of $10.00 each, the receipt of which is hereby acknowledged, hereby waive and reject any right to Participate in the Self Tender Offer described herein and in the Reorganization Agreement;

          (v) the Parties hereto acknowledge that the Self Tender Offer will consist of offers to all Tyrex shareholders as of a record date after the Closing Date set forth in the Reorganization Agreement (excluding the three current 3Si shareholders) and in general terms, such tender offer shall be for approximately 6,000,000 shares of Tyrex Common Stock at approximately $.30 per share or a total of approximately $1,800,000, It is understood that the number of shares and price per share may be adjusted to reflect market or other conditions as determined in the sole discretion of the Tyrex Board of Directors. It is further contemplated that shareholders will be allowed to tender none, a portion, or all of their shares (subject to proration);

          (vi) if, for any reason, regulatory requirements or Securities and Exchange Commission rules and regulations require, the Parties hereto agree to modify this Agreement, to whatever extent is necessary to carry out the full intent and purpose of the Self Tender Offer;

          (vii) in the event that, for any reason, a shareholder vote shall be required to effect modifications contemplated in (vi) above, Richardson and the 3Si Shareholders agree to vote their shares in favor thereof; and

          (viii) should shareholder approval or ratification be necessary or advisable with respect to the Property Sale (or any similar successor transaction) Richardson and the 3Si Shareholders agree to vote their shares in favor thereof.

     5.   Indemnification.
          ---------------

     A. Indemnification to 3Si Shareholders from Tyrex. The 3Si Shareholders shall be indemnified, held harmless and reimbursed by Tyrex, for any reasonable losses, liabilities, damages, costs and expenses including, without limitation, all reasonable attorneys' fees incurred in enforcing the provisions of this Agreement, actually suffered or incurred by the 3Si Shareholders as a result, (collectively, the "Tyrex Indemnified Obligations"), and any and all liabilities, losses, damages, claims, costs and expenses resulting from misrepresentations or omissions to state material facts on the part of Tyrex contained in the Self Tender Offering documents required to effectuate Section 4 above (except to the extent any such misrepresentation or omission is the fault of 3Si or the 3Si Shareholders or was based on information furnished in writing by 3Si or the 3Si Shareholders).

     B. Indemnification to Tyrex from 3Si and the 3Si Shareholders. Richardson, Tyrex and its officers, directors, employees and agents shall be indemnified, held harmless and reimbursed by 3Si and the 3Si Shareholders for any reasonable losses, liabilities, damages, costs and expenses including, without limitation, all reasonable attorneys' fees incurred in enforcing the provisions of this Agreement, actually suffered or incurred by Tyrex as a result, (collectively, the "3Si Indemnified Obligations"), and any and all liabilities, losses, damages, claims, costs and expenses resulting form misrepresentations or omissions to state material facts on the part of 3Si contained in the Self Tender Offering documents required to effectuate Section 4 above (except to the extent any such misrepresentation or omission is the fault of Richardson or Tyrex or was based on information furnished in writing by Richardson or Tyrex).

     6.   No Assumptions; Guarantees.  During the Transition Period, except as
          --------------------------
expressly provided in the Agreement and Plan of Reorganization Tyrex either directly or indirectly through the actions of 3Si or its Board of Directors or executive officers shall not directly or indirectly assume, agree to pay or guarantee any debt or obligation of 3Si or allow any cash, assets or properties of Tyrex to become subject to any lien or security interest arising from or relating to any debt or obligation of 3Si; provided, that the existing line of credit from Bank One to 3Si in the approximate amount of $1,175,000 will be continued, and may be increased by action of the Board of Directors of Tyrex during the Transition Period.

     7.   Governing Law.  This Transition Agreement shall be governed and
          -------------
construed in accordance with the laws of the State of Wyoming.

     8.   Successors and Assigns.  Except as otherwise provided herein, this
          ----------------------
Transition Agreement shall bind and inure to the benefit of and be enforceable by the Parties hereto and may not be assigned. 3Si and the 3Si shareholders agree that they will not offer, sell, transfer, assign or otherwise convey any 3Si shares of common stock owned by them, or any shares of Tyrex common stock acquired by them under the Agreement and Plan of Reorganization for a period of six months from the Closing Date set forth therein, unless approved by the Board of Directors of Tyrex, which approval will not be unreasonably withheld.

     9.   Counterparts.  This Transition Agreement may be executed in multiple
          ------------
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     10.  Remedies.  Tyrex, Richardson and 3Si and the 3Si Shareholders
          --------
individually shall be entitled to enforce their rights under this Transition Agreement specifically to recover damages by reason of any breach of any provision of this Transition Agreement and to exercise all other rights existing in their favor. The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Transition Agreement and the aggrieved Party may in its discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violations of the provisions of this Transition Agreement.

     11.  Amendment and Waiver.  Except as other provided herein, no
          --------------------
modification, amendment or waiver' of any provision of this Transition Agreement shall be effective against any party unless such modification, amendment or waiver is approved in writing by the parties hereto. The failure of any party to enforce any of the provisions of this Transition Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     12.  Severability.  Whenever possible, each provision of this Transition
          ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any response under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Transition Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Transition Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     13.  Entire Agreement.  Except as otherwise expressly -set forth herein,
          ----------------
this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     The Parties hereto have executed this Agreement as of the date set forth above.
                                   TYREX OIL COMPANY

                                   By: /s/ Tom N. Richardson
                                      ----------------------
                                   Its: President
                                       ---------------------

                                   /s/ Tom N. Richardson
                                   -------------------------
                                   Tom N. Richardson, individually

                                   KIMBROUGH COMPUTER SALES, INC.
                                   d/b/a 3Si

                                   By:/s/ Larry Valdez
                                      ---------------------------
                                       Larry Valdez, President

                                   By:/s/ Frank Backes
                                      ---------------------------
                                       Frank Backes, Vice President

                                   By:/s/ Fred Slack
                                      ---------------------------
                                       Fred Slack, Chief Executive Officer



APPROVED AND ACCEPTED
BY THE TRUSTEES:                        INDIVIDUALLY:


/s/ Tom N. Richardson                   By: /s/ Larry Valdez
-----------------------------------        -------------------------------------
Tom N. Richardson                            Larry Valdez


/s/ John D. Traut                       By: /s/ Frank Backes
-----------------------------------        -------------------------------------
John D. Traut                                Frank Backes


/s/ William P. Gruman                   By: /s/ Fred Slack
-----------------------------------        --------------------------------
William P. Gruman                            Fred Slack

Exhibit 97.10.3

                         JOHN M HANSON & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS





                         Independent Auditors' Consent
                          ----------------------------
We consent to the use in the Current Report of Tyrex Oil Company on form 8-K dated June 6, 1997, of our report dated April 11, 1997 related to the financial statements of Kimbrough Computer Sales, Inc. d/b/a 3SI as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994.


                                    /s/ John M. Hanson & Company, P.C.


Denver, Colorado

June 6, 1997